 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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TORVEC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TORVEC, INC.

Notice of 2016

Annual Meeting of Shareholders

And Proxy Statement

April        , 2016

Dear Shareholder:

On behalf of our board of directors and management, we cordially invite you to attend the Annual Meeting of Shareholders to be held at the Casa Larga Vineyards, 2287 Turk Hill Road, Fairport, New York 14450 on Thursday, June 16, 2016. The annual meeting will begin promptly at 7:00 p.m., Eastern Daylight Time.

At this meeting, our shareholders will vote on matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement. I will also provide a report on our Company and will entertain questions of general interest to shareholders.

Your vote is important. Your shares should be represented at the Annual Meeting whether or not you plan to attend. If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials that was previously mailed to you or, if you requested printed copies of the proxy materials, you can also vote by mail or on the Internet as instructed on the proxy card that you received. You may revoke your proxy and vote in person if you decide to attend the meeting.

Thank you for your continued support.

Cordially,

/s/ Richard A. Kaplan

Richard A. Kaplan

Chief Executive Officer

Torvec, Inc.

dba CurAegis Technologies

TORVEC, INC.

dba CURAEGIS TECHNOLOGIES

NOTICE OF ANNUAL MEETING SHAREHOLDERS

Time:	7:00 p.m., Eastern Daylight Time, Thursday, June 16, 2016

Place:	Casa Larga Vineyards 2287 Turk Hill Road Fairport, New York 14450

Proposals:
	1.	To elect to the Company’s Board of Directors the 10 persons nominated by the Board of Directors;

2.	To act upon a proposal to change the name of the Company to CurAegis Technologies, Inc.;

3.

To act upon a proposal to authorize the 2016 Stock Option Plan and the reservation of 3,000,000 shares of the company’s $.01 par value common stock for issuance upon the exercise of options granted thereunder;

4.	To act upon an Advisory Resolution on Executive Compensation.

5.	To act upon a proposal to ratify the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2016 fiscal year;

Who Can Vote:

You can vote at the Annual Meeting or any adjournment or postponement thereof if you were a common, Series C, C-2 or C-3 Preferred shareholder at the close of business on April 19, 2016 (“the Record Date”).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 16, 2016.  Under rules adopted by the Securities and Exchange Commission, we are now furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each shareholder of record.  Our 2015 Annual Report on Form 10-K, the Proxy Statement, and any amendments to the foregoing materials that are required to be furnished to shareholders are available at http://viewproxy.com/torvec/2016. Instructions on how to access and review the proxy materials on the Internet can also be found on the proxy card sent to shareholders of record and on the Notice of Internet Availability of Proxy Materials (the “Notice”) sent to shareholders who hold their shares in street name. The Notice includes instructions for shareholders who hold their shares in street name on how to access the proxy card to vote via the Internet.

April , 2016	/s/ Richard A. Kaplan
Richard A. Kaplan Chief Executive Officer Torvec, Inc.

TORVEC, INC.

(dba CURAEGIS TECHNOLOGIES)

1999 Mt. Read Boulevard Building 3 Rochester, New York 14615

PROXY STATEMENT

Date of Proxy Statement: April 19, 2016

Date of Distribution: May 3, 2016

Annual Meeting of Common, Series C, Series C-2 and Series C-3 Preferred Shareholders:

June 16, 2016

Our Board of Directors is soliciting proxies for the 2016 annual meeting of common, Series C, Series C-2 and Series C-3 Preferred shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING OF SHAREHOLDERS

What is a Proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

What is a Proxy Statement?

A proxy statement is a document that regulations issued by the U.S. Securities and Exchange Commission require that we give to you when we ask you to sign a proxy card to vote your stock at the annual meeting of shareholders.

Why am I receiving this Proxy Statement?

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by our Board of Directors for the 2016 Annual Meeting of Shareholders to be held on Thursday, June 16, 2016 at 7:00 p.m. at Casa Larga Vineyards, 2287 Turk Hill Road, Fairport, New York 14450. This Proxy Statement furnishes you with information you need in order to vote, whether or not you attend the meeting.

What are the Proposals I am being asked to consider and vote upon?

You are being asked to consider and vote upon the Proposals specified below:

1.	To elect to the Company’s Board of Directors the 10 persons nominated by the Board of Directors;
2.	To act upon a proposal to change the company’s name to CurAegis Technologies, Inc.;
3.	To approve the adoption of the 2016 Stock Option Plan and the reservation of 3,000,000 shares of the company’s common stock for issuance upon the exercise of options granted thereunder;
4.	To ratify the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2016 fiscal year; and
5.	To consider and act upon an Advisory Resolution on Executive Compensation.

If you grant a proxy, your shares will be voted in the discretion of the proxy holder on any proposal for which you do not register a vote and any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

Will there be any other items of business addressed at the Annual Meeting?

Our bylaws preclude consideration of any other business by the shareholders at the Annual Meeting since the requisite notice to conduct such business would not have been provided on a timely basis to the shareholders before the meeting.

Who may vote at the Annual Meeting?

If you owned Company common, Series C Preferred, Series C-2 or Series C-3 Preferred stock at the close of business on April 19, 2016 (the “Record Date”), then you may attend and vote at the meeting. At the close of business on the Record Date, we had 45,796,765 shares of common stock, 16,250,000 shares of Series C Preferred stock, 25,000,000 shares of Series C-2 Preferred stock and 4,478,000 shares of Series C-3 Preferred stock outstanding and entitled to vote. Each common share, each Series C Preferred share, each Series C-2 and each Series C-3 Preferred share is entitled to one vote on each proposal. Shares of our Series A and Series B Preferred stock are not entitled to vote at the meeting.

How many shares must be present at the Annual Meeting to conduct business?

The Company’s bylaws provide that holders of at least 33 1/3% of the shares outstanding on the Record Date and entitled to vote must be present at the Annual Meeting, either by attending the Annual Meeting in person or by submitting a properly signed proxy card. This requirement is called a “quorum.”

We do not anticipate the lack of a quorum on June 16, 2016. If that event were to occur, we would adjourn the meeting to a later date and provide timely notice to all shareholders entitled to vote of the new date and time of the adjourned meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to Securities and Exchange Commission (the “SEC”) rules, we are permitted to provide access to our proxy materials over the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners. All shareholders entitled to vote will have the ability to access our proxy materials on a website referred to in the Notice or request to receive a printed set of our proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

●	View our proxy materials for the Annual Meeting on the Internet;
●	Instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email or viewing them on the Internet will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?

“Shareholder of record.” If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those shares, and the Notice was sent directly to you by the Company.

“Beneficial Owner of Shares Held in Street Name.” If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of the shares held in “street name,” and the Notice was forwarded to you by your brokerage firm, bank or other intermediary. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

If I am a shareholder of record of Company shares entitled to vote, how do I vote?

If you are a shareholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice or, if you request printed copies of the proxy materials by mail, you can vote by mail or on the Internet.

If I am a beneficial owner of shares entitled to vote held in street name, how do I vote?

If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a valid legal proxy from the organization that holds your shares. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. Follow the instructions provided to you by your broker, bank or other intermediary.

What happens if I do not give specific voting instructions?

Shareholders of record. If you are a shareholder of record and you

●	indicate when voting on the Internet that you wish to vote as recommended by our Board of Directors; or
●	sign and return the proxy card without giving specific instructions;

then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement and as the proxy holders may vote in their discretion with respect to any other matters properly presented for a vote at the meeting.

Beneficial owners of shares held in street name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then the organization that holds your shares may generally vote on “routine” matters (such as the ratification of our appointment of our independent registered public accounting firm) but cannot vote on “non-routine” matters (such as the election of directors). If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our Inspectors of Election that it does not have the authority to vote on this matter with respect your shares and your shares will not be voted. This is generally referred to as a “broker non-vote.” When our Inspectors of Election tabulate the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but otherwise will not be counted. We encourage you to provide voting instructions to the organization that holds your shares.

Can I change or revoke my vote?

Yes. You can revoke your vote at any time before the beginning of the Annual Meeting in any one of four ways:

1.

You may revoke your vote on the Internet by visiting the website designated in the Notice of Internet Availability of Proxy Materials and by following the instructions in the Notice which explain how to revoke your previous vote and, if you wish, change your vote;

2.	You may sign and mail another proxy card with a later date;
3.	You may vote in person at the Annual Meeting; or
4.	You may give notice of revocation to us by writing Kathleen A. Browne Chief Financial Officer, Torvec, Inc., 1999 Mount Read Blvd., Building 3, Rochester, New York 14615.

What are my choices when voting?

In the election of directors, you may vote for all nominees, or you may vote against one or more nominees. The proposal related to the election of directors is described in this proxy statement under the caption “Proposal 1.” For Proposals 2 and 3, you may vote for each proposals, against each proposal or you may abstain from voting on the proposals. Proposals 4 and 5 are advisory votes only, with the results non-binding on the Company or its board of directors.

What are the Board’s recommendations?

The board of directors recommends a vote FOR all of the nominees for director (Proposal 1) and recommends a vote FOR each of Proposals 2, 3, 4 and 5.

What percentage of the vote is required for a proposal to be approved?

In accordance with the Company’s bylaws, each nominee must receive a plurality of the votes cast at the Annual Meeting. The board of directors has determined that there shall be 10 directors and has nominated 10 individuals for election as directors. There are no other nominees. Thus, if a quorum is present at the meeting all nominees receiving votes will be elected as directors, regardless of the percentage of the votes cast for each nominee.

Proposal 2 requires the affirmative vote of the majority of the shares of common stock, Series C Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock outstanding as of the Record Date. Proposal 3 requires a majority of votes cast at the Annual Meeting. Proposals 4 and 5 are non-binding on the Company and its board of directors. Proposals 4 and 5 solicit advice only and, therefore, there is no minimum number of votes required with respect to Proposals 4 and 5.

The total number of votes cast at the meeting includes only those common, Series C Preferred, Series C-2 and Series C-3 Preferred shares actually voted and does not include “abstentions.” While an abstention does count for the purpose of determining whether holders of 33 1/3% of the total number of outstanding shares are present at the Annual Meeting to conduct business (i.e. a quorum), abstentions do not count for the purpose of determining whether a majority of the votes cast were cast in favor of or against a proposal.

Suppose I receive multiple proxy cards?

This means that your shares are held in more than one account. In order to make sure you have voted all of your shares, please make sure you have properly signed, dated and mailed each proxy card you may have received.

Who is soliciting my vote and who is paying for the solicitation?

The board of directors is soliciting your vote at the Annual Meeting by distributing this proxy statement to all shareholders entitled to vote. The board will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to all beneficial owners of our common stock. The Company will pay all expenses for this solicitation, including the reimbursement of its transfer agent, brokerage firms, banks and other nominees for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners. While the Company has not retained the services of a proxy solicitor, it has retained advisory services with respect to the Internet hosting, posting and document conversion of its proxy materials as well as to permit Internet voting.

How will I find out the outcome of the voting?

We will announce preliminary voting results at the meeting. We will publish the final results in a Current Report (Form 8-K) filed with the Securities and Exchange Commission within four business days after the Annual Meeting.

ELECTION OF DIRECTORS

(Proposal No. 1 on the Proxy Card)

Under our Bylaws, our board of directors is elected annually to serve until the next annual meeting of shareholders and until the directors' successors are duly elected and shall qualify. Unless authority to vote for the election of directors is withheld or the proxy card is marked to the contrary, executed and valid proxies received will be voted FOR the election of the 10 nominees named below. All of the nominees are currently directors of the Company. Thomas F. Bonadio, William W. Destler, Asher J. Flaum, Keith E. Gleasman, John W. Heinricy, Richard A. Kaplan, Thomas J. Labus, Charles N. Mills, E. Philip Saunders and Gary A. Siconolfi, were elected at the Annual Meeting of shareholders in June 2015. The biographies of all of the persons nominated for election as directors appear below.

Vote Required

Nominees for election to the board of directors must receive the affirmative vote of the holders of a plurality of the shares entitled to vote which are cast at the Annual Meeting, either in person or by proxy.

Recommendation

The board of directors unanimously recommends a vote FOR each of the nominees named in the table below for election to the board. Set forth immediately after the tabular presentation of nominees is a narrative description of the specific business experience, qualifications, skills and background of each nominee that led the board to conclude that each of the nominees should serve as a director of the Company for a period from this Annual Meeting until the next Annual Meeting of shareholders.

Name	Age	Positions
Richard A. Kaplan	70	Chief Executive Officer, Director
Keith E. Gleasman	68	President, Vice President of Marketing, Director
Gary A. Siconolfi	64	Director, Chairman of the Board
Thomas F. Bonadio	66	Director
William W. Destler	69	Director
Asher J. Flaum	35	Director
John W. Heinricy	68	Director
Thomas J. Labus	70	Director
Charles N. Mills	77	Director
E. Philip Saunders	78	Director

Information about Nominees

Richard A. Kaplan, has served as chief executive officer and as a director since October 4, 2010. From 2000 to 2010, Mr. Kaplan was the chief executive officer of Pictometry International Corp., a visual information systems company that experienced exponential growth under his leadership. Previously, Mr. Kaplan lead and developed a number of other successful businesses in industries including retail floor covering, advertising and marketing, computer software, real estate development and human resource development.

Mr. Kaplan currently is on the boards of two startup companies: Cerebral Assessment Systems and Viggi Corporation. He has been very active in the community in academic institutions and charitable organizations, including present roles on the Board of Trustees at Rochester Institute of Technology, Nazareth College and the University of Rochester Medical Center as well as directorships at Venture Creations (an RIT business incubator), Camp Good Days and Special Times, Rochester’s Child, Rochester Broadway Theatre League, George Eastman House, and the Center for Governmental Research.

Mr. Kaplan’s business success and contributions within the community have been recognized by multiple awards, including the prestigious Herbert W. Vanden Brul Entrepreneurial Award presented by RIT’s E. Philip Saunders College of Business in April 2007. Mr. Kaplan was designated the “Businessperson of the Year” in 2007. In 2012, he was inducted into the Rochester Business Hall of Fame.

Mr. Kaplan has an extensive background in economics, accounting, management and executive leadership. He is regularly sought out by startups, universities and other organizations for which he has provided private consulting and guest lecturing on marketing, economics and organizational development. He attended Rochester Institute of Technology and the University of Buffalo where he majored in accounting and minored in economics.

Keith E. Gleasman, is a co-founder of the Company and has served as president and as a director since the Company’s inception on September 26, 1996. In October 2010, he was also appointed as vice president of marketing. From 2005 to 2010 he also held the title of chief technology officer. From 1985-1988, Mr. Gleasman was the vice president of sales for the Power Systems Division of Gleason Works.

Mr. Gleasman is a co-inventor on a notable number of Torvec’s patents. His strengths include his marketing and sales executive experience, in addition to his design and development knowledge. His particular expertise has been in the area of defining and demonstrating products to persons within all levels of the automotive industry, race crew members, educators and students. He has spent virtually his entire career involved with inventing and manufacturing new and creative mechanical components for the automotive industry, working closely with his father, Vernon E. Gleasman.

Mr. Gleasman earned his B.S. degree from Ashland University in Ashland, Ohio.

Gary A. Siconolfi, has served as a director since October 31, 2002, and has been the Company’s board chair since 2005. Since 1995, Mr. Siconolfi has been the sole owner of his own commercial real estate business. Mr. Siconolfi acted as an advisor to the Company from 1999 through 2002, at which time he joined the board. From 1984 to 1995, he was the owner and president of Panorama Dodge, Inc., Penfield, New York and from 1989 to 1995 he was the owner and president of Panorama Collision, Inc., East Rochester, New York, where he started and managed a highly successful auto/truck dealership and collision business. Prior to opening the dealership and collision business, Mr. Siconolfi acquired an excellent foundation in the automotive industry, working in sales, sales management and general management at various automotive businesses. He has completed more than 100 programs sponsored by Chrysler Corporation, Ford Motor Company and General Motors in fields such as management, sales management, sales, customer relations, human resources and service training, and he has earned numerous awards given by these companies.

Thomas F. Bonadio, has served as a director since November 22, 2010.  Mr. Bonadio serves as the CEO and Managing Partner of the Bonadio Group. After graduation from St. John Fisher College in 1971, Mr. Bonadio spent seven years with Arthur Andersen & Co. in Rochester, New York. He left in 1978 with his original partner and his mother to start his firm. The Bonadio Group is the largest CPA firm in New York state (outside of Manhattan) and the 35th largest in the United States. Current annual revenue exceeds $100 million, with more than 700 employees. Each year since 1988, the Bonadio Group has been named a Rochester Top 100 growth company by the Rochester Business Journal.

Mr. Bonadio is chairman of the Torvec Audit Committee. Mr. Bonadio also serves on multiple private and public boards. In addition to other community activities, he has been active in many community organizations and not-for-profit boards. He has also served as a member of the Monroe County Jobs Creation Task Force and the St. John Fisher Alumni Activities Committee. He is a past chairman of the Board of Trustees of St. John Fisher College. Mr. Bonadio serves as the head of the audit committee of Royal Oak Realty Trust (formerly Buckingham Properties Group) and for Conceptus, Inc. a NASDAQ listed public entity.

Mr. Bonadio’s success and contributions within the community have been recognized by multiple awards including the prestigious Herbert W. Vanden Brul Award presented by the Rochester Institute of Technology in 2016, the Managing Partner Elite Honoree by Accounting Today in 2013, he was inducted into the Rochester Business Hall of Fame in 2010, was designated the “Businessperson of the Year” in 2009 by the Rochester Chamber of Commerce and in 1990, received the Accounting Alumnus of the Year Award by St. John fisher College.

Mr. Bonadio is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Mr. Bonadio has a B.B.A. degree in accounting and an Honorary Doctorate from St. John Fisher College.  He was certified as a CPA in 1973.

William W. Destler, has served as a director since September 15, 2009. Dr. Destler has been president of Rochester Institute of Technology since July 1, 2007. He is the ninth president in the university's 182-year history. Prior to RIT, he was senior vice president for academic affairs and provost of the University of Maryland at College Park, where he rose from the ranks of research associate and assistant professor of electrical engineering to senior vice president and provost. At Maryland, he also served as electrical engineering department chair, dean of the A. James Clark School of Engineering, interim vice president for university advancement, vice president for research, and dean of the graduate school.

Dr. Destler serves on the American Council on Education's Commission on Effective Leadership and is a board member for the National Institute of Aerospace Foundation. He is a member of the board of directors for New York’s Commission on Independent Colleges and Universities. He also serves as a member on the boards of Rochester General Health System, Greater Rochester Enterprise, Rochester Business Alliance, Golisano Family Foundation and High Tech Rochester.

Dr. Destler is an international authority on high-power microwave sources and advanced accelerator concepts. He is best known for his pioneering work in the collective acceleration of heavy ions, achieving the highest energies to date by this method, and for his development of large orbit microwave devices, including large orbit gyrotrons and rotating beam free electron lasers. He has consulted for government agencies and private firms, received more than $40 million in grants and contracts, published more than 200 journal articles and book chapters, and presented many papers. Dr. Destler has also directed 18 masters and doctoral student theses and earned awards for his teaching. Dr. Destler earned a bachelor’s degree from Stevens Institute of Technology and a Ph.D. from Cornell University. Both degrees were in the field of applied physics.

Asher J. Flaum, has served as a director since October 10, 2008. Mr. Flaum has served as president of Flaum Management Co., Inc. since 2008. Prior to his role as president, Mr. Flaum’s roles with Flaum Management included vice president and leasing agent from 2002 to 2008. Flaum Management is a full service real estate company that owns and manages a portfolio of several million square feet of commercial real estate including retail, office, industrial, and development projects, and provides complete real estate brokerage services through its real estate brokerage division. Through his active involvement with Flaum Management, he focuses on real property management, development, acquisitions and finance, leasing and brokerage services. He has participated in multiple real estate transactions involving Fortune 500, national and regional companies. He is on the board of directors of Constellation Brands Marvin Sands Performing Arts Center (CMAC).

Mr. Flaum is a licensed real estate broker. He is a member of the International Council of Shopping Centers (ICSC) and a member of the New York State Commercial Association of Realtors (NYSCAR). Mr. Flaum is also active in charitable works and not for profit groups throughout the region, including Temple Beth El, Chabad of Pittsford, Dream Factory and Foodlink. Mr. Flaum earned his bachelors of science degree from Syracuse University and was a member of the 2000 men's lacrosse national championship team.

John W. Heinricy, has served as a director since November 3, 2010. Since 2008, he has served as president of Heinrocket Inc., an international automotive consulting firm specializing in vehicle testing and development, high performance driver training, race car development and motivational speaking. From 2001 to 2008, Mr. Heinricy was the director of High-Performance Vehicle Operations in General Motor’s Performance Division, responsible for the planning, development, testing and execution of all the performance versions of GM vehicles, from the Cobalt SS to the Cadillac CTS-V. Mr. Heinricy began his career at General Motors in 1970 and worked in various leadership positions, including vehicle development manager for the Corvette platform, the head of vehicle integration engineering for the Corvette, and chief engineer for the Camaro and Firebird.

Mr. Heinricy is also a legendary race-car driver. Mr. Heinricy has raced Corvettes, Camaros, and Pontiac Firebirds professionally since 1984, driving in over 240 professional races, including thirty-five 24-hour races, has won 4 Professional Driver Championships, 13 SCCA National Championships, has set 3 FIA world speed records and was a 2001 President’s Cup recipient. In the summer of 2010, he won six out of six SCCA races, driving a C-5 Corvette equipped with Torvec’s IsoTorque® differential.

He earned his BSME degree from South Dakota School of Mines and Technology University and his MBA degree from Michigan State Advanced Management Program.

Thomas J. Labus, has served as a director since December 20, 2012. Since 2012, Mr. Labus has served as the president of SCIRE Corporation, an engineering consulting firm specializing in hydraulics. From 1991 through 2012, Mr. Labus held an appointment as a Professor of Mechanical Engineering at the Milwaukee School of Engineering (MSOE) from which he recently retired. At MSOE, Mr. Labus was instrumental in developing a fluid power option in the mechanical engineering technology program, and in developing long-term industrial partnerships with companies such as Caterpillar and John Deere in the field of advanced fluid power technologies. Additionally, he taught in the Master of Engineering program at MSOE in the areas of mechanical engineering and fluid power.

Mr. Labus is nationally known as one of the foremost experts in hydraulics, with additional background in fluid mechanics, high-pressure engineering, actuation/controls systems, pneumatics, materials evaluation and mechanical design and analysis. With over forty-eight years of experience, he has a wealth of knowledge on both the technology and the market in the hydraulics industry.

He earned his BS degree from Purdue University in Aeronautical Engineering and his MS degree from the University of Illinois in Theoretical and Applied Mechanics.

Charles N. Mills, has served as a director since November 3, 2010. Mr. Mills is the co-CEO, along with his son, Aaron, of a commercial real estate development firm he founded in 1973, whose primary business has been the development and construction of several highly successful corporate office parks and retail properties. Previously, he was a partner in a law firm he founded in 1967 of Mills, Schwartz and White which later merged to become Bernstein, Mills, Schwartz, White and Bernstein. Mr. Mills substantially concentrated on real estate syndication, venture capital and securities law.

Mr. Mills has been active in several charitable organizations. Mr. Mills holds a BS degree in business administration from Syracuse University and a law degree from The Cornell Law School.

E. Philip Saunders, has served as a director since November 3, 2010. Since 1990, Mr. Saunders has been the president and chief executive officer of Saunders Management Co., a firm that he owns. He also is chairman of the board of Genesee Regional Bank, Paul Smiths and Valley Fuels and serves on the board of directors for American Rock Salt, Western New York Energy, Lewis Tree, Passero Associates, Royal Oaks Realty Trust, University of Rochester, Rochester Institute of Technology and the Young Entrepreneurs Academy.

Mr. Saunders’ previous business history includes owner / founder of Truckstops of America, owner / founder of Travel Ports of America, Inc. which later merged with TravelCenters of America, owner of W.W. Griffith Oil Corp., owner / founder of Sugar Creek Corp., owner of Econocar International, owner of Richardson Foods, chief executive officer of American Rock Salt, and senior vice president of Ryder Systems.

Mr. Saunders’ past services have included membership on the boards of directors of several organizations, including Rochester General Hospital, Excellus Blue Cross/Blue Shield, Security-Norstar Ryder Systems, and the Boy Scouts of America-Steuben Area Council. He has received numerous awards for his contributions to the community, including the Herbert W. Vanden Brul Entrepreneurial Award from the Rochester Institute of Technology’s College of Business (now known as the E. Philip Saunders College of Business), a Doctorate of Commercial Science from Paul Smiths College, the Teddi Award from Camp Good Days and Special Times and the Livingston County Citizen of the Year. He was elected to the Rochester Business Hall of Fame in 2004. Mr. Saunders is a member of Livonia Central School Athletic Hall of Fame and the National Association of Travel Centers Hall of Fame.

Relationships; Agreements

There are no family relationships among any of the directors or executive officers of the Company. There are no agreements or arrangements for the nomination or the appointment of any persons to the board of directors.

Special Advisor to the Board

In January 2014, we engaged General Wesley K. Clark as a special advisor to our board in order to provide advice and counsel, after having resigned as a voting member of our board for personal reasons. A summary of Gen. Clark’s background follows.

Wesley K. Clark, served as a director from January 28, 2011 to January 22, 2014.  Since January 22, 2014, he has been engaged as a special advisor to the board. General Clark is a businessman, educator, writer and commentator.

General Clark serves as Chairman and CEO of Wesley K. Clark & Associates, a strategic consulting firm; Co-Chairman of Growth Energy; senior fellow at UCLA's Burkle Center for International Relations; Chairman of Clean Terra, Inc.; Director of International Crisis Group; Chairman of City Year Little Rock; as well as numerous corporate boards. He has authored three books and serves as a member of the Clinton Global Initiative's Energy & Climate Change Advisory Board, and ACORE's Advisory Board.

General Clark retired a four-star general after 38 years in the United States Army. He graduated first in his class at West Point and completed degrees in Philosophy, Politics and Economics at Oxford University (B.A. and M.A.) as a Rhodes Scholar. While serving in Vietnam, he commanded an infantry company in combat, where he was severely wounded and evacuated home on a stretcher. He later commanded at the battalion, brigade and division level, and served in a number of significant staff positions, including service as the Director Strategic Plans and Policy (J-5). In his last assignment as Supreme Allied Commander Europe he led NATO forces to victory in Operation Allied Force, saving 1.5 million Albanians from ethnic cleansing.

His awards include the Presidential Medal of Freedom, Defense Distinguished Service Medal (five awards), Silver Star, Bronze Star, Purple Heart, honorary knighthoods from the British and Dutch governments, and numerous other awards from other governments, including award of Commander of the Legion of Honor (France).

Information About Executive Officers

In addition to Richard A. Kaplan and Keith E. Gleasman, the Company’s other executive officer is Kathleen A. Browne, Chief Financial Officer.

Kathleen A. Browne, age 60, has served as chief financial officer, corporate secretary and principal accounting officer since April 2015. From 2007 to the present, Ms. Browne has been the sole proprietor of her own professional services and consulting business. Ms. Browne provided consulting services to the company from April 2015 through August 2015 and joined the Company on a part-time basis in September 2015. From 2007 to 2015 she served as chief financial officer in several development stage businesses including: U-Vend, Inc. and NaturalNano, Inc. Ms. Browne also served as the Controller and Chief Accountant for Paychex (2001-2004) and W. R. Grace (1996-2001). Ms. Browne spent thirteen years in public accounting with PricewaterhouseCoopers. Ms. Browne is a CPA with a degree in accounting from St. John Fisher College in Rochester, NY.

CORPORATE GOVERNANCE

Torvec believes it is important to disclose to you a summary of our major corporate governance practices. Some of these practices have been in place since the Company’s inception. Others have been adopted in response to legislative and regulatory changes.

We will continue to assess our corporate governance practices and refine them as are appropriate due to changed circumstances. We will share any future changes with you on an ongoing basis.

A.	Role of the Board of Directors---Board Leadership Structure

All corporate authority resides in the board of directors as the representative of the shareholders. The board has delegated authority to management to implement the Company’s mission of maximizing long-term shareholder value, while adhering to the laws of the jurisdictions where we operate and at all times observing the highest ethical standards. With respect to its relationship to management, the board’s role is not to manage but to provide independent oversight of management’s decisions.

Management’s responsibilities include the development and implementation of the Company’s strategic plans, utilization of company resources, authorization of spending limits and the authority to hire consultants and employees and terminate their services. The board retains responsibility to recommend candidates to the shareholders for election to the board of directors. The board retains responsibility for selection and evaluation of the chief executive officer, determination of senior management compensation, approval of the annual budget, and assurance of adequate financial and accounting systems, procedures and controls. The board also provides advice and counsel to senior management on a regular basis.

All major decisions are considered by the board as a whole; however, the board has chosen to exercise certain of its responsibilities through committees of the board. The board has established three standing committees - an Audit Committee, a Nominating Committee, and a Governance and Compensation Committee.

Consistent with the Company’s view of our board of directors’ and management’s distinct but mutually supportive roles described above, the Company has chosen to separate the positions of board chairman and chief executive officer. The role of the board chairman is to set board agendas, priorities and procedures to facilitate the board in its review and oversight function. The role of the chief executive officer is to establish and implement the Company’s strategic direction, subject to board oversight.

Risk Oversight

The board oversees the Company’s risk management process through regular discussions of the Company’s credit, liquidity, operational, compliance and similar risks with senior management both during and outside of regularly scheduled board meetings. In addition, the Audit Committee assists the board by administering such oversight function with respect to risks relating to the Company’s accounting and financial controls.

Annual Meeting Attendance

It is the Company's policy that all directors attend the annual shareholders meeting. All persons who were directors on the date of last year's annual shareholders meeting attended such meeting either in person or by telephonic conference, except for Thomas F. Bonadio, John Heinricy, Gary Siconolfi and E. Philip Saunders.

B.	Operation of the Board of Directors

During 2015, the Board of Directors met 6 times and took official action 5 times during the period from January 1, 2015 through December 31, 2015. During this period, our directors as a group participated in, either in person or by telephonic conference as permitted by the Company's Bylaws, approximately 91% of the total number of meetings held and/or actions taken during the period for which they were directors and 100% of the total number of meetings and/or actions taken of the committees of the board on which they served during the period for which were members of such committee(s).

Director Independence

The Company’s common stock is traded on the over-the-counter bulletin board, an electronic inter-dealer quotation system that displays real-time quotes, last-sale prices and volume information. The Company’s common stock is not “listed” for trading on any stock exchange.

Despite the Company’s common stock not being so listed, the board has voluntarily adopted and implemented the NASD’s “listed company rules” regulating the composition and operation of the board and its committees as in effect from time to time.

Under NASD’s rules applicable to listed companies, a majority of the board must be independent. This requirement means that a majority of the Company’s board must be composed of persons who are not executive officers or employees of the Company or who have a relationship with the Company which, in the board’s opinion, would interfere with the exercise of independent judgment in carrying out his responsibilities as a director. In addition, a director cannot be considered independent if he is compensated by the Company for any reason other than for service rendered as a member of the board and/or its committees.

Based upon these independence standards and all of the relevant facts and circumstances, the board has affirmatively determined that Thomas F. Bonadio, William W. Destler, Asher J. Flaum, John W. Heinricy, Thomas J. Labus, Charles Mills, E. Philip Saunders and Gary A. Siconolfi (constituting 8 members of a 10-person board) are independent. In making this determination, the board noted that none of these directors is an executive officer or employee of the Company.

In making its determination with respect to Mr. Heinricy, the board considered that while the Company has a consulting agreement with a company owned by Mr. Heinricy, the agreement does not impair Mr. Heinricy’s independence since the amount paid under the agreement in any one year since its inception (and since a prior agreement’s inception) did not exceed the greater of $200,000 or 5% of such company’s gross revenues during such period.

In making its determination with respect to Mr. Flaum, the board considered that while Mr. Flaum is an affiliate of the Company’s landlord, such relationship does not impair his independence since the amount of fees paid by the Company in any one year since the inception of the lease did not exceed the greater of $200,000 or 5% of such landlord’s gross revenues during such period.

In making its determination with respect to Mr. Labus, the board considered that while the Company has a consulting agreement with a company owned by Mr. Labus, the agreement does not impair Mr. Labus’s independence since the amount paid under the agreement in any one year since its inception did not exceed the greater of $200,000 or 5% of such company’s gross revenues during such period.

Code of Ethics / Committee Charters

The board has adopted, implemented and published on the Company’s website (www.torvec.com) the Company’s code of business conduct which applies to all members of the Board, all executive and financial officers and all employees and consultants of the Company, its divisions and its subsidiaries. The code mandates that all Company personnel observe the highest standards of business and personal conduct in the performance of their duties and responsibilities, especially in dealing with other Company personnel, our shareholders, the general public, the business community, customers, suppliers, and governmental authorities. It addresses conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of corporate assets, compliance with laws, rules and regulations and requires the reporting of any illegal or unethical behavior.

We require our employees, our officers and directors to talk to supervisors, managers or other appropriate personnel to report and discuss any known or suspected unethical, illegal or criminal activity involving the Company and/or its employees. We have established a process which allows employees, officers and directors to anonymously report any known or suspected violation of policies and rules set forth in the code of business conduct.

Waivers or amendments of the code's provisions are generally not permitted, may be granted only by the board of directors, and if granted, will be disclosed promptly by the Company by posting the waiver or amendment on the Company’s website and by filing a current report (Form 8-K) with the Securities and Exchange Commission. There were no waivers and/or amendments of the code during 2015.

The board has also adopted, implemented and posted on the Company’s website the Company’s financial integrity and compliance program. The program mandates that the Company's results of operations and financial position must be recorded in accordance with the requirements of law and generally accepted accounting principles and that all books, records and accounts must be maintained in reasonable detail so that they accurately and fairly reflect the business transactions and disposition of assets of the Company. The written policy requires all personnel responsible for the preparation of financial information to ensure that the Company's financial policies and internal control procedures are followed and holds each person involved in creating, processing and recording financial information accountable for the integrity of the financial reporting process. The program establishes a network for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and provides for the submission (including the confidential anonymous submission) by Company personnel of any concerns they might have regarding questionable accounting or auditing practices.

The board adopted an Audit Committee charter delineating the composition and the responsibilities of the Audit Committee which became effective on April 17, 2000. The charter was revised by the board effective January 15, 2003 and July 21, 2011. The charter is on the Company's website.

On November 9, 2004, the board adopted a Nominating Committee charter delineating the composition and responsibilities of the Nominating Committee. The Nominating Committee charter is on the Company’s website.

Policy / Procedure for Review / Approval of Related Party Transactions

Business transactions between the Company and its officers or directors, including companies in which a director or officer (or an immediate family member) has a substantial ownership interest or a company where such director or officer (or an immediate family member) serves as an executive officer (“related party transactions”) are not prohibited. In fact, certain related party transactions can be beneficial to the Company and to its shareholders.

It is important, however, to ensure that any related party transactions are beneficial to the Company. Accordingly, any related party transaction, regardless of amount, is submitted to the Governance and Compensation Committee or the full board of directors in advance for review and approval upon the advice of counsel, which may be outside legal counsel. All existing related party transactions are reviewed at least annually by the Governance and Compensation Committee or the full board of directors.

No related party transaction may be approved by the Committee if such transaction, regardless of its benefit to the Company, would violate the Company’s written code of business conduct and /or its written financial integrity and compliance program.

Any director or officer with an interest in a related party transaction is expected to remove himself from considering the matter and abstain from voting upon it. In all cases, a director or officer with an interest in a related party transaction may not attempt to influence Company personnel in making any decision with respect to the transaction.

Executive Sessions of Independent Directors

The Company’s independent directors regularly meet in executive session without management or non-independent directors present. Currently, Gary A. Siconolfi presides at such executive sessions of the independent directors.

Committees of the Board

The Audit Committee

Members:

Thomas F. Bonadio, chairman

E. Philip Saunders

Asher J. Flaum

Number of Meetings in 2015: 4

The primary function of the Audit Committee as stated in its charter is to assist the board of directors in fulfilling its oversight responsibilities relating to: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements, including requirements for implementing effective internal controls over financial reporting and programs to detect fraud; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s independent auditor, who shall be ultimately accountable and report to the Committee.

The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

In addition to the powers and responsibilities expressly delegated to the Committee pursuant to the Audit Committee charter, the Committee is empowered to exercise any other powers and carry out any other responsibilities delegated to it by the board of directors from time to time consistent with the Company’s bylaws. While acting within the scope of the powers and responsibilities specified in the charter and delegated to it by the board, the Committee has and may exercise all the powers and authority of the board.

All members of the Audit Committee are "independent" as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. listing standards and as defined by Rule 10A-3(b)(1)(ii) promulgated by the Securities and Exchange Commission. Thomas F. Bonadio has been appointed the Audit Committee's "financial expert" as defined by the Audit Committee's charter in accordance with rules promulgated by the Securities and Exchange Commission.

The Nominating Committee

Members:

Gary A. Siconolfi, chairman

Asher J. Flaum

Thomas J. Labus

Number of Meetings in 2015: 1

As specified in its charter, the purpose of the Nominating Committee is to identify, consider and recommend qualified individuals to the Board for election as directors, including the slate of directors that the board proposes for election by shareholders at the annual meeting. The charter sets forth the following policy and procedures with respect to the consideration of any director candidates recommended by security holders:

Shareholders wishing to directly nominate candidates for election to the board of directors at an annual meeting must do so by giving notice in writing to the chairman of the Nominating Committee, Torvec, Inc., 1999 Mount Read Blvd., Bldg. 3, Rochester, New York 14615. The notice with respect to any annual meeting must be delivered to the chairman not less than 120 days prior to the first anniversary of the preceding year's annual meeting. The notice shall set forth (a) the name and address of the shareholder who intends to make the nomination; (b) the name, age, business address and residence address of each nominee; (c) the principal occupation or employment of each nominee; (d) the class and number of shares of Torvec securities which are beneficially owned by each nominee and by the nominating shareholder; (e) any other information concerning the nominee that must be disclosed in nominee and proxy solicitations pursuant to Regulation 14A of the Securities Exchange Act of 1934; and (f) the executed consent of each nominee to serve as a director of Torvec if elected.

Nominations submitted in accordance with the foregoing procedure will be considered and voted upon by the Nominating Committee. Any shareholder nominee recommended by the Committee and proposed by the board for election at the next annual meeting of shareholders shall be included in the Company's proxy statement for such annual meeting.

The Nominating Committee charter also sets forth the qualifications and a specific description of skills that members of the board of the Company should possess, regardless of by whom nominated:

In recommending candidates, the Committee shall consider the candidates' mix of skills, experience with businesses and other organizations of comparable size, reputation, background and time availability (in light of anticipated needs), the interplay of the candidate's experience with the experience of other board members, the extent to which the candidate would be a desirable addition to the board and any committees of the board and any other factors the Committee deems appropriate. At a minimum, the Committee shall address the following skill sets in evaluating director candidates: accounting or finance, business or management experience, industry knowledge, customer base experience or perspective, international marketing and business experience, strategic planning and leadership experience.

Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interest of the shareholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The board should represent diverse experience at policy making levels in business, government, education and technology, and in areas that are relevant to the Company's worldwide activities.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the board for an extended period of time. Directors should consider offering their resignation in the event that significant change in their personal circumstances, including their health, family responsibilities, or a change in their principal job responsibilities, would preclude them from devoting sufficient time to carrying out their responsibilities effectively.

The board does not believe that arbitrary term limits on director service are appropriate, nor does it believe that directors should expect to be re-nominated automatically. The contribution of each member as a member of a committee or the board shall be evaluated each year by the Committee before his re-nomination is recommended to the board.

All members of the Nominating Committee are “independent” as defined in Rule 10A-3(b)(1)(ii) promulgated by the Securities and Exchange Commission and as defined by Rule 4200(a)(15) of the National Association of Securities Dealers, Inc.

The Governance and Compensation Committee

Members:

William W. Destler, chairman

Charles N. Mills

John W. Heinricy

Number of Meetings in 2015: none

The purpose of the Governance and Compensation Committee is to monitor the effectiveness of management’s policies and decisions including the execution of the Company's strategies in order to insure that the Company represents the shareholders' interests, including optimizing long term as well as short term financial returns. The Committee develops and recommends to the board corporate governance principles and guidelines and reviews the charter and composition of each committee of the board and makes recommendations to the board for the adoption of or revisions to committee charters, the creation of additional committees or the elimination of committees.

The Committee also:

(1) establishes and reviews the overall executive compensation philosophy and strategy of the Company and oversees the Company’s various compensation programs and plans;

(2) reviews on its own and taking into account shareholder advice on executive compensation policies, makes recommendations to the board of directors on employment and business consultants compensation policies, forms and levels of annual compensation, including specifically, the performance and level of annual compensation of the executive officers and top management personnel of the Company;

(3) specifically reviews the annual compensation of the chief executive officer in the light of established goals and objectives and based upon such evaluation and taking into consideration shareholder advice on such compensation, makes specific recommendations to the board regarding such compensation;

(4) reviews and makes recommendations to the board on the operation, performance and administration of the Company's employee benefit plans.

All members of the Committee are independent within the meaning of Rule 10A-3(b) (1)(ii) and Rule 4200(a)(15) promulgated by the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. respectively.

C. Committee Reports

Audit Committee Report

The Audit Committee operates under a written charter adopted by the board of directors on April 17, 2000 and amended on January 15, 2003 and July 21, 2011. A copy of the written charter is found on the Company’s website, www.torvec.com. All members of the Audit Committee meet the independence standards contained in the listing rules of the National Association of Securities Dealers, Inc., rules promulgated by the Securities and Exchange Commission.

The Audit Committee is directly responsible and has sole authority for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditor reports directly to the Committee.

The Audit Committee has the responsibility to pre-approve all audit services and non-audit services to be performed by the Company's independent auditor.

The Audit Committee, at least annually, reviews the independence and quality control procedures of the independent auditor and the experience and independence of the independent auditor’s senior personnel who are providing audit services to the Company. Specifically, the Committee has obtained and reviewed a report prepared by the independent auditor describing the auditing firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by an inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

The Committee has received the independent auditor’s annual written statement delineating all relationships between the independent auditor and the Company, consistent with the SEC’s Independence Standards Board Standard No. 1.

The Committee has confirmed with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

The Committee has reviewed and discussed with management and the independent auditor in connection with the annual audit, the scope of the audit, the procedures to be followed and the staffing of the audit. In connection with such review, the Committee has discussed with management and the independent auditor all major issues regarding accounting principles and financial statement presentation, any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, and the effect of regulatory and accounting initiatives, as well as any off balance sheet structures, on the Company’s financial statements.

The Committee has reviewed and discussed the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Committee has reviewed with the independent auditor any problems or difficulties the auditor may have encountered during the course of the audit work, including any restrictions of the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters.

The Committee has discussed with the independent auditor its report to the Committee regarding (i) all accounting policies and practices used that the independent auditor identified as critical; (ii) all alternative treatments within GAAP for policies or practices related to material items that were discussed between management and the independent auditor; and (iii) all other material written communications between the independent auditor and management, such as any management letter, management representation letter, reports or observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

The Committee has discussed with the independent auditor the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees.”

Based on its review and discussions regarding the 2015 audited financial statements as set forth in this Report and based upon on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence, the Committee determined to recommend to the board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

The Committee has reviewed and has had the opportunity to discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

.

Thomas F. Bonadio, Chairman E. Philip Saunders Asher J. Flaum

D. Shareholder Communications

We encourage all shareholders to communicate with management and with our directors, including our independent directors. Any shareholder wishing to communicate directly with management should e-mail or address regular mail to:

Officer	Mailing Address	E-mail
Richard A. Kaplan, Chief Executive Officer	Torvec, Inc. 1999 Mt. Read Blvd., Bldg. 3 Rochester, New York 14615	dickk@torvec.com

Keith E. Gleasman, President and VP Marketing	Torvec, Inc. 1999 Mt. Read Blvd., Bldg. 3 Rochester, New York 14615	kgleasman@torvec.com

Kathleen A. Browne Chief Financial Officer	Torvec, Inc. 1999 Mt. Read Blvd., Bldg. 3 Rochester, New York 14615	kbrowne@torvec.com

Any shareholder wishing to communicate directly with any of our independent directors should e-mail him as follows:

Thomas F. Bonadio	tbonadio@bonadio.com

William W. Destler	wwdpro@rit.edu

Asher J. Flaum	aflaum@flaummgt.com

John W. Heinricy	heinrocket@gmail.com

Thomas J. Labus	tjlabus@gmail.com

Charles N. Mills	charlesnmills@gmail.com

E. Philip Saunders	PhilS@saundersmgt.com

Gary A. Siconolfi	garysic1951@icloud.com

Regular mail may be addressed to:	Torvec Independent Directors c/o Torvec, Inc. 1999 Mt. Read Blvd., Bldg. 3 Rochester, New York 14615 Attention: Kathleen A. Browne

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE FOR YEARS

ENDED DECEMBER 31, 2015 and 2014

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Non-qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Richard A. Kaplan, CEO	2015	$25,962	$0	$0	$0	$0	$0	$0	$25,962
	2014	$44,231	$0	$0	$0	$0	$0	$0	$44,231

Mr. Kaplan served as the Company’s chief executive officer for the years ended December 31, 2015 and 2014. Pursuant to his employment agreement executed in 2010, he was to be paid base compensation equal to $50,000 per annum. In September 2014, Mr. Kaplan agreed to temporarily reduce his base compensation to $25,000 per annum. In accordance with Mr. Kaplan’s employment agreement, his base compensation will be adjusted to $200,000 per annum on the first day of the calendar year following the calendar year the Company has adjusted EBITDA of at least $300,000. No such adjustment was made in the years 2015 and 2014. In addition to his base compensation, Mr. Kaplan is entitled to participate in all Company benefit plans and participate in performance bonuses granted to the Company's executives.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2015

	/------------------------Option Awards------------------------------------\					/------------------Stock Awards--------------------\
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexer- cisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Richard A. Kaplan	3,000,000	2,150,000	0	$.36	2020	0	$0	0	$0

On September 30, 2010, Mr. Kaplan was granted an option to acquire 5,150,000 shares of the Company's $.01 par value common stock exercisable for a period of ten years at $.36 per common share. The option vests as follows: 1,000,000 shares immediately; 1,000,000 shares upon the closing price of the Company's common stock reaching $1.00 per share; another 1,000,000 upon the closing price reaching $2.00 per share; another 1,000,000 upon the closing price reaching $3.00 per share and the balance of 1,150,000 upon the closing price reaching $4.00 per share. As of December 31, 2015, 3,000,000 options have vested under the option agreement.

DIRECTOR COMPENSATION TABLE FOR THE YEAR ENDED DECEMBER 31, 2015

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compen sation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Thomas F. Bonadio	$0	$0	$0	$0	$0	$0	$0

William W. Destler	$0	$0	$0	$0	$0	$0	$0

Asher J. Flaum	$0	$0	$0	$0	$0	$0	$0

John W. Heinricy (1)	$0	$0	$0	$0	$0	$0	$0

Thomas J. Labus (2)	$0	$0	$0	$0	$0	$17,873	$17,873

Charles N. Mills	$0	$0	$0	$0	$0	$0	$0

E. Philip Saunders	$0	$0	$0	$0	$0	$0	$0

Gary A. Siconolfi	$0	$0	$0	$0	$0	$0	$0

(1)

On December 13, 2013, we extended a consultant agreement with Heinrocket, Inc. (of which Mr. Heinricy is president), through December 13, 2016, to provide consulting services at a rate of $200 per hour. Pursuant to the agreement, we agreed to pay the consultant an incentive fee equal to $10,000 or proportionate part thereof for each $1,000,000 of revenue or proportionate part thereof actually received by us, provided the definitive agreement with the third party results from the material efforts of the consultant. During 2015, we incurred no expenses for services in connection with this agreement.

(2)

In 2013, we had a two-year consulting agreement that expired on December 31, 2015 with SCIRE Corporation, of which one of our directors is president, to provide us with expertise and advice on hydraulic pump technology and related markets During the twelve-month period ended December 31, 2015, we recorded an expense of $17,873 for consulting services and travel costs related to this agreement.

(3)	The company made no option grants to board members during the year ended December 31, 2015.

B. Discussion of Director Compensation

1.     Participation in 2011 Stock Option Plan

Directors are eligible to be granted options under the company’s 2011 Stock Option Plan (“2011 Plan”) as a component of the board’s strategy for recruiting and retaining outstanding individuals in the service of the Company and for aligning their interests with the interests of the Company’s shareholders. The Company’s shareholders approved the 2011 Plan at the annual meeting of shareholders duly held on January 27, 2011. The 2011 Plan is the only Company plan the members of the board of directors are entitled to receive equity compensation for their performance of services as directors and members of committees created by the board. No options were granted to directors for the year ended December 31, 2015.

2.     Reimbursement of Board Expenses

On October 20, 2011, the board adopted a policy providing for the reimbursement of expenses incurred by members of the Company’s board of directors. The reimbursement policy applies to all non-employee directors and provides for the reimbursement of all reasonable out-of-pocket expenditures incurred on behalf of the Company, including but not limited to:

a)	travel costs for board meeting attendance, such as hotel, meals and transportation;
b)	airfare based upon reasonable commercial rates; and
c)	mileage for personal vehicles used for Torvec business reimbursed at the applicable Internal Revenue Service rate in force at the time the vehicle is used.

No reimbursement is to be made unless authorized by the Company’s chief executive officer or its chief financial officer. During the year ended December 31, 2015, the Company reimbursed approximately $3,300 of board expenses.

APPROVAL TO CHANGE CORPORATE NAME TO CURAEGIS TECHNOLGIES, INC.

(Proposal No. 2 on the Proxy Card)

Background on Proposal

Management announced a strategic business shift in its future product offerings during 2015 and in connection with this began doing business as CurAegis Technologies. The company is focused on the commercialization strategies in the following technologies:

(i)	the CURA system which includes the myCadian™ watch which measures degradation of alertness and sleep attributes and the Z-Coach e-learning education and training tool and
(ii)	the Aegis hydraulic pump.

The myCadian™ watch consists of hardware and software that measures multiple metrics in order to measure when a person's ability to perform a task or job appears to be degrading. The Aegis hydraulic pump is designed with an innovative hydraulic design that delivers greater efficiencies and is smaller than currently offered products.  The CURA division is engaged in the fatigue management business and the Aegis division is engaged in the power and hydraulic business.

Changing the corporate name in the manner proposed will not change the Company’s corporate structure. If the proposal is approved and the name change becomes effective, the Company’s common stock will continue to be quoted on the OTCQB but we will expect the common stock to be quoted under a new ticker symbol which has yet to be determined, at the time the Company effects the name change.

If the name change becomes effective, the rights of shareholders holding certificated shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The name will not affect the validity or transferability of any currently outstanding stock certificates nor will it be necessary for shareholders with certificated shares to surrender any stock certificates they currently hold as a result of the name change.

If approved by our stockholders, the proposed name change will become effective upon the filing of an amendment to our amended and restated certificate of incorporation with the Secretary of State of the State of New York.

The Board of Directors proposes that you support the change in company name as described in this Proxy Statement.

Vote Required

This proposal requires the affirmative vote of a majority of the shares of our common stock, Series C Preferred stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock outstanding as of the Record Date.

Recommendation of the Board

The Board of Directors unanimously recommends a vote FOR the approval of the change in corporation name to CurAegis Technologies, Inc.

APPROVAL OF 2016 STOCK OPTION PLAN

(Proposal No. 3 on the Proxy Card)

Introduction

The Company has historically granted equity awards to members of the board of directors, senior management, and business consultants with the intention of optimizing the growth of the Company through annual and long-term incentives that are consistent with the Company’s goals and that link the personal interests of the participants to those of the Company’s shareholders.

On April 14, 2016, the board adopted the 2016 Stock Option Plan (“2016 Plan”) as a part of the board’s strategy for recruiting and retaining outstanding individuals in the service of the company and for aligning their interests with the interests of the company’s shareholders.

The board of directors is seeking shareholder approval of the 2016 Plan as a matter of good corporate governance practice, the provisions of section 505 of the Business Corporation Law of the State of New York and to ensure that the 2016 Plan meets the requirements for favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986 and the requirement of section 162(m) of the Internal Revenue Code of 1986 with respect to the deductibility by the company of executive compensation.

Material Terms and Conditions of the 2016 Plan

The following description sets forth the material terms and conditions of the 2016 Plan and is qualified in its entirety by the actual provisions of the 2016 Plan, a copy of is set forth as Exhibit A.

a)	Types of Options

A stock option is the right to purchase one or more shares of the company’s common stock at a specified price, commonly called the “exercise price”, as determined by the Governance and Compensation Committee. Under the 2016 Plan, there are two types of options which may be granted: “non-qualified” options and “incentive” stock options.

Non-qualified options may be granted to the company’s officers, directors, employees and outside consultants. Incentive options may be granted only to the company’s employees (including officers and directors who are also employees) and officers of the company who are employees. In the case of non-qualified options, the exercise price may be less than the fair market value of the company’s stock on the date of grant. In the case of incentive options, the exercise price may not be less than such fair market value and in the case of an employee who owns more than 10% of our common stock, the exercise price may not be less than 110% of such market price. Options generally are exercisable for ten years from the date of grant, except that the exercise period for an incentive option granted to an employee who owns more than 10% of the company’s stock may not be greater than five years.

b)	Corporate Governance Provisions

The 2016 Plan contains provisions intended to make sure that grants under the 2016 Plan comply with established principles of corporate governance. These provisions include:

i)

No Stock Option Repricings. – Stock options may not be repriced absent shareholder approval. This provision applies to both direct repricings----lowering the exercise price of an outstanding stock option---and indirect repricings, that is, canceling an outstanding stock option and granting a replacement stock option with a lower exercise price;

ii)

No Evergreen Provision. – The 2016 Plan does not contain an “evergreen provision” -there is no automatic provision to replenish the aggregate number of shares of common stock authorized for issuance under the Plan;

iii)

No Unlimited Recycling. —The 2016 Plan permits recycling (i.e. adding back shares to the number of shares available for future grants) only with respect to shares underlying options that have expired or terminated without issuance. Specifically, recycling is not permitted with respect to common stock transferred as consideration for the purchase of shares underlying an option, common stock retained to satisfy tax withholding obligations, or common stock repurchased by the company in open market transactions.

c)	Administration

The 2016 Plan will be administered by the Governance and Compensation Committee which is composed entirely of independent directors. Subject to the terms of the 2016 Plan, the Committee is responsible for making recommendations to the board of directors as to option grant recipients; number of options granted; exercise price of options; duration; vesting; as well as all other terms and conditions of all such option grants. The Committee has full authority to interpret the 2016 Plan and to adopt rules, forms, instruments, option agreements and guidelines for administering the 2016 Plan.

d) Eligibility

Options under the 2016 Plan may be granted to members of the board of directors, including retired members of the board, senior executives, employees and business advisers and consultants to the company. In the case of incentive options, options may only be granted to persons who are employees of the company at the time of grant. The Governance and Compensation Committee may recommend to the board who should receive options and the terms and conditions pertaining to each option grant. The final determination will be made by the board of directors.

e) Authorized Number of Shares Reserved Under the 2016 Plan

As of the date of this Proxy Statement, the board has not granted any options under the 2016 Plan. In adopting the 2016 Plan on June 16, 2016, the board reserved 3,000,000 shares of common stock to be issued upon the exercise of options granted under the 2016 Plan after its approval by the shareholders.

f) Adjustments

In the event of a change in the number of outstanding shares of common stock of the company due to a stock-split, stock dividend, recapitalization, merger, consolidation, spin-off, or reorganization, the Governance and Compensation Committee shall take certain actions to prevent the dilution or enlargement of benefits under the 2016 Plan, including adjusting the number of shares of common stock that may be issued under the Plan and adjusting the number of shares or exercise price of shares subject to outstanding options.

g) Change in Control

In the event of a change in control of the company, as defined in the 2016 Plan, unless otherwise specified in the stock option agreement, all outstanding option will become immediately exercisable in full during their remaining term.

h) Transferability of Options

Except as otherwise provided in the stock option agreement, options may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. Except as otherwise provided in the stock option agreement, during the life of the optionee, options are exercisable only by the optionee or the optionee’s legal representative.

i) Amendment and Termination

The Governance and Compensation Committee may recommend to the board amendments to the 2016 Plan or that the 2016 Plan be terminated at any time, except that no amendment or 2016 Plan termination may adversely affect in any material way the rights of an optionee with respect to an outstanding option grant without the optionee’s written consent.

j) Federal Income Tax Consequences

The following summary is based on existing U.S. federal income tax laws as of the date of this Proxy Statement and is not intended as, and should not be relied upon, as tax guidance for optionees under the 2016 Plan. Changes to such tax laws could alter the income tax consequences described below.

Non-Qualified Options

The grant of a non-qualified stock option will not be a taxable event for the optionee or for the company. Upon exercising a non-qualified option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified stock option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid by the optionee for the shares plus the amount treated as ordinary income at the time the option was exercised). Subject to the restrictions of section 162(m) of the Internal Revenue Code, the company will be entitled to a business expense deduction in the same amount and generally at the same time as the optionee recognizes ordinary income.

Incentive Options

The grant of an incentive stock option will not be a taxable event for the optionee or for the company. An optionee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of common stock acquired pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the optionee holds the shares of common stock for at least two years from the date of grant and one year from the date of exercise (“the holding period requirement”). The company will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below. For the exercise of an incentive option to qualify for this favorable income tax treatment, the optionee must exercise the option while the optionee is an employee of the company, or if the optionee has terminated employment, no later than three months after the participant terminated employment.

If the holding period requirement is not met, the optionee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain, long or short term depending upon the holding period of the stock. In these circumstances, the company will be allowed a business expense deduction when and to the extent the optionee recognizes ordinary income, subject to the restrictions of section 162(m) of the Internal Revenue Code.

Pursuant to the provisions of section 409A of the Internal Revenue Code, if the exercise price of a stock option is less than the fair market value of the company’s common stock on the date of grant (“discounted option”), then upon the vesting of the option, the optionee will recognize ordinary income in an amount equal to the exercise price of the discounted option and the fair market value of the company’s common stock on the date of grant. In addition, the optionee is subject to an excise tax equal to 20% of the amount of ordinary income recognized. Section 409A contains a number of “safe-harbor” provisions which eliminate the section’s adverse tax consequences.

While approval of the 2016 Plan in and of itself will not result in any dilution of the ownership percentages of any of the company existing shareholders, the issuance of common shares pursuant to options granted under the 2016 plan will dilute of the current ownership percentages of existing shareholders.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2015.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in col. (a))
Plan Category	(a)		(b)		(c)

Equity compensation plans approved by security holders	9,013,000	(1)	$0.57		952,000
Equity compensation plans not approved by security holders	1,665,750	(2)	$1.91	(3)	None
Total	10,678,750		$0.78		952,000

(1)

Represents the aggregate number of common stock options outstanding under our the 2011 Stock Option Plan, as well as stock options granted to certain executive officers, retired directors, and non-management directors. The 1998 Plan was terminated effective May 28, 2008 and as of December 31, 2015, no options are outstanding under the 1998 Plan.

(2)	Represents common stock warrants issued to certain business, engineering, financial, governmental affairs and technical consultants.
(3)	Excludes the impact of 125,000 unvested warrants having an exercise price that will be determined upon date of vest.

Interest of Certain Persons in Matters to be Acted Upon

Although the Company cannot currently determine the number of shares subject to options that may be granted in the future to executive officers or directors under the 2016 Plan, each of the executive officers and directors of the Company has an interest in the approval of the 2016 Plan in so far as they are likely to be recipients of future options granted thereunder.

Vote Required

This proposal requires the affirmative vote of holders of a majority of the votes cast at the annual meeting, whether in person or by proxy.

Recommendation of the Board:

The Board of Directors unanimously recommends a vote FOR the approval of the 2016 Stock Option Plan.

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

(Proposal No. 4 on Proxy Card)

Introduction

Effective March 24, 2016, the Company extended the employment agreement with its chief executive officer through December 31, 2018. The connection with this extended agreement, the Company will pay this executive a base compensation of $50,000 per annum, and will increase this base compensation to $200,000 per annum on the first day of the calendar year immediately following the calendar year in which the Company has adjusted EBITDA of at least $300,000 (earnings before interest, taxes, depreciation and amortization, but excluding all non-cash expenses associated with stock options). The executive is entitled to a performance bonus based upon financial targets established each year in good faith by the Governance and Compensation Committee and the achievement of individual management objectives established annually by such committee. The executive is entitled to participate in all employee benefit plans as are provided from time to time for senior executives. If the Company terminates the executive, removes him as CEO, or a change in control of the Company occurs, the executive is entitled to three years’ severance pay, consisting of base pay and any incentive compensation. In September 2014, in connection with a delay in raising funds and as part of an effort to reduce costs, the chief executive officer agreed to temporarily reduce his base compensation to $25,000 per annum. With the extension of the employment agreement in March 2016, the executive’s base compensation was restored to $50,000 per annum.

On September 30, 2010, the Company granted a stock option for 5,150,000 common shares exercisable for ten years at an exercise price of $0.36 per common share to its newly appointed chief executive officer. The option vests and is exercisable as follows: 1,000,000 options vest and are exercisable immediately upon grant; a second 1,000,000 options vest and are exercisable upon the trading price of the Company’s common stock closing at a minimum of $1.00 per share; a third 1,000,000 options vest and are exercisable upon the trading price of the Company’s common stock closing at a minimum of $2.00 per share; a fourth 1,000,000 options vest and are exercisable upon the trading price of the Company’s common stock closing at a minimum of $3.00 per share and the balance of the options, namely 1,150,000 options, vest and are exercisable upon the trading price of the Company’s common stock closing at a minimum of $4.00 per share.

Effective September 1, 2015, the Company engaged a new chief financial and accounting officer under a letter agreement pursuant to which the Company paid this executive an annual compensation equal to $100,000 per annum on a part-time (20 hours per week) basis. Effective March 1, 2016, the annual compensation for this executive was increased by the board of directors to $150,000 and will be increased to $200,000 effective June 1, 2016, reflecting the executive’s role as full time. The executive is entitled to participate in all employee benefit plans as are provided from time to time for senior executives.

This executive was granted an option exercisable for 10 years to acquire 25,000 shares of the Company’s common stock at $0.28 per share. The option vests and is exercisable as follows: 6,250 options vest and become exercisable on each of September 1, 2016, 2017, 2018 and 2019. If the Company terminates the executive, removes her as CFO, or a change in control of the Company occurs, the executive is entitled to 6 months’ severance pay.

Rationale and Scope of Proposal

In recent years, good corporate governance commentators and advisors have advocated and increasingly, governmental regulatory authorities, including the Securities and Exchange Commission, are mandating, that public companies, such as Torvec, initiate procedures to ensure that our shareholders have input on our named executive officer compensation programs (the “say on pay” movement). Basically, our named executive officer compensation policies and programs are designed to attract, motivate, and retain the key executives who are responsible to drive our success and enhance shareholder value. Pay that reflects performance and alignment of that pay with the interests of long-term shareholders are key principles that underlie our executive officer compensation program design.

Our board of directors values and encourages constructive dialogue on executive compensation and other important governance topics with our shareholders, to whom it is ultimately accountable. At the 2011 annual meeting, the Company’s shareholders approved the board’s proposal to seek shareholder advice on executive compensation on an annual basis, consistent with the board’s view such an annual procedure is the most effective means to obtain current information on investor sentiment about our executive compensation philosophy, policies, and procedures.

Although Proposal 4 is advisory-only and is non-binding on the Company and the board of directors, our board and the Governance and Compensation Committee will review the voting results. To the extent there is any significant negative say-on-pay advice, we would initiate procedures to better understand the concerns that influenced the advice. The board and the Compensation Committee would consider constructive feedback obtained through this process in making future decisions about its named executive officer compensation.

Accordingly, the board of directors proposes that you indicate your support for Torvec’s executive officer compensation described above and the compensation philosophy, policies, and procedures underlying such compensation for the 2016 calendar year as described in this Proxy Statement.

Vote Required-Indication of Support

This Proposal is non-binding on the Company and our board of directors. Marking the Proxy Card “For” indicates support; marking the Proxy Card “Against” indicates lack of support. You may abstain by marking the “Abstain” box on the Proxy Card.

Recommendation of the Board

The Board of Directors unanimously recommends that the shareholders support the named executive officer compensation programs in effect for the 2016 calendar year by marking “For” on the Proxy Card.

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 5 on the Proxy Card)

The Audit Committee has appointed Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm responsible for the independent audit of our financial statements for the year ended December 31, 2016. Freed Maxick CPAs, P.C. also served as the Company’s independent registered public accounting firm for our 2015 fiscal year. The board of directors is submitting the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for ratification at the 2016 annual meeting. In this regard, our bylaws do not require that the shareholders ratify the appointment of Freed Maxick CPAs, P.C. as our independent registered public accounting firm. We seek ratification because we believe it is good corporate governance practice. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain Freed Maxick CPAs, P.C., but may retain Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its shareholders. A representative of Freed Maxick CPAs, P.C. is expected to be present at the 2016 annual meeting. The representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

Audit Fees

The aggregate amount the Company paid and/or accrued for professional services rendered by Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for each of 2015 and 2014 for the audit of the Company's annual consolidated financial statements included in the Company’s Annual Report on Form 10-K, for the review of the Company's consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q, and for services normally provided in connection with statutory and regulatory filings or engagements was:

2015	2014
$56,000	$52,000

Audit-Related Fees

The Company did not engage Freed Maxick CPAs, P.C. for any audit-related services in the years ended December 31, 2015 and 2014, respectively.

Tax Fees

The Company did not engage Freed Maxick CPAs, P.C. for any tax services for the year ended December 31, 2015.The Company engaged Freed Maxick CPAs, P.C. during the year ended December 31, 2014 for consulting services pertaining to a change of ownership analysis related to Internal Revenue Code Section 382, for which the Company paid $5,000.

All Other Fees

The Company did not engage Freed Maxick CPAs, P.C. for any other services for the years ended December 31, 2015 and 2014, respectively.

Total Fees

The Company has paid and/or accrued fees totaling $56,000 and $57,000 to Freed Maxick CPAs, P.C. for the years ended December 31, 2015 and 2014, respectively.

Pre-Approval Policies and Procedures

Article II of our Audit Committee charter, as amended, specifically provides that the Audit Committee must pre-approve all auditing and legally permissible non-auditing services to be performed by the Company's registered public accounting firm. In accordance with such mandate the Audit Committee has established a set of procedures governing the pre-approval process. Under the procedure, for each fiscal year, the Committee first shall determine the general nature and scope of the audit, audit-related, tax and other legally permissible non-audit services to be performed by the Company's registered accounting firm. Prior to the performance of any services, the Committee shall require such firm to submit to the Committee one or more engagement letter(s) delineating specific audit, audit-related, tax and other legally permissible non-audit services to be rendered (together with a schedule of fees with respect to each of such services). Upon receipt of such engagement letter(s), the Committee shall review and approve such engagement letter(s) in advance of the performance of any such services, including the specific advance approval of fees in connection with each of such services. Upon approval and execution of each of such engagement letter(s) by the Committee, the registered public accounting firm shall perform such pre-approved services in accordance with the terms and conditions of each engagement letter and shall not engage in any other services unless each of said services, if any, shall have been specifically approved (including the specific approval of all fees associated therewith) by the Audit Committee in advance of the rendering any such service.

Vote Required

This proposal requires the affirmative the affirmative vote of the holders of a majority of the shares entitled to vote which are cast at the Annual Meeting, either in person or by proxy.

Recommendation of the Board

The Board of Directors unanimously recommends a vote FOR the ratification of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the year ended December 31, 2016.

STOCK OWNERSHIP BY DIRECTORS,

OFFICERS AND 5 PERCENT OWNERS

Common Stock

The following tables set forth certain information regarding the beneficial ownership of the Company’s common stock by (i) each person who is known by the Company to own of record or beneficially more than 5% of the outstanding common stock, (ii) each of the Company’s directors, nominees and named executive officers, and (iii) all current directors and executive officers of the Company as a group. The first two columns of the table set forth beneficial ownership information for such persons as of April 19, 2016. For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if that person has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire the beneficial ownership of the security within 60 days.

Name of Beneficial Owner	Position with the Company	Number of Shares Owned	Percent of Shares Outstanding (1)

Gary A. Siconolfi	Chairman of Board	863,333 (2)	1.9%

Richard A. Kaplan	Chief Executive Officer; Director	4,000,000 (3)	8.0%

Keith E. Gleasman	President & VP - Marketing; Director	9,359,241 (4)	20.4%

Thomas F. Bonadio	Director	547,500 (5)	1.2%

William W. Destler	Director	636,667 (6)	1.4%

Asher J. Flaum	Director	784,532 (7)	1.7%

John W. Heinricy	Director	260,000 (8)	Less than 1%

Thomas J. Labus	Director	287,500 (9)	Less than 1%

Charles N. Mills	Director	270,000 (10)	Less than 1%

E. Philip Saunders	Director	650,000 (11)	1.4%

All Directors and Executive Officers as a Group		17,858,773 (2)-(11)(12)	18.5%

B. Thomas Golisano	Investor	41,208,750 (13)	44.3%

(1)

The calculations in these columns are based upon 45,796,765 shares of common stock outstanding on April 19, 2016, plus the number of shares of common stock subject to outstanding options, warrants and convertible stock held by the person with respect to whom the percentage is reported on such date. The shares of common stock underlying such options, warrants, convertible stock and similar rights, are deemed outstanding for purposes of computing the percentage of the person holding such options but are not deemed outstanding for the purpose of computing the percentage of any other person. The calculations also assume the convertibility of each share of Series C Preferred Stock and C-2 Preferred Stock and Series C-3 Preferred Stock into one share of common stock

(2)

Includes 250,000 Class C Preferred shares and a warrant issued on September 23, 2011 for 25,000 common shares exercisable for 10 years at an exercise price equal to the greater of $.01 per share or 80% of the volume weighted average sale price per share of the Company’s common stock for the 10 consecutive trading days immediately prior to exercise. Includes 50,000 common shares which may be purchased through the exercise of a 10-year stock option granted on November 15, 2013 at an exercise price of $.36 per common share.

(3)

Includes 900,000 Series C-3 Preferred shares issued on February 20, 2016 convertible into common shares at the rate of $.25 per share and 3,000,000 common shares which may be acquired upon the exercise of a 10-year non-qualified stock option granted on September 30, 2010 at an exercise price of $.36 per share. The balance of the option, namely 2,150,000 common shares will vest when the Company’s stock price reaches certain targets as set forth in the stock option agreement.

(4)

Includes 1,400,000 common shares held by the Vernon E. Gleasman Grandchildren's Trust and 1,400,000 common shares held by the Margaret F. Gleasman's Grandchildren's Trust of which Mr. Gleasman is co-trustee. Includes 1,666,666 common shares held by the James Y. Gleasman Children's Trust of which Mr. Gleasman is co-trustee. Includes 30,000 shares held in Mr. Gleasman's spouse's name, as trustee for their son.

(5)

Includes 160,000 Series C-3 Preferred shares issued on February 20, 2016 convertible into common shares at the rate of $.25 per share. Includes 125,000 Class C Preferred shares and a warrant issued on September 23, 2011 for 12,500 common shares exercisable for 10 years at an exercise price equal to the greater of $.01 per share or 80% of the volume weighted average sale price per share of the Company’s common stock for the 10 consecutive trading days immediately prior to exercise. Includes 250,000 common shares which may be purchased through the exercise of a 10-year stock option granted on January 27, 2011 at an exercise price of $.90 per common share.

(6)

Includes 200,000 Series C-3 Preferred shares issued on February 20, 2016 convertible into common shares at the rate of $.25 per share. Includes 250,000 common shares which may be purchased through the exercise of a 10-year stock option granted on January 27, 2011 at an exercise price of $.90 per common share.

(7)

Includes 250,000 Class C Preferred shares and a warrant issued on September 23, 2011 for 25,000 common shares exercisable for 10 years at an exercise price equal to the greater of $.01 per share or 80% of the volume weighted average sale price per share of the Company’s common stock for the 10 consecutive trading days immediately prior to exercise. Includes 469,532 securities owned directly by a limited liability company of which Mr. Flaum is a member.

(8)

Includes 10,000 Series C-3 Preferred shares issued on February 20, 2016 convertible into common shares at the rate of $.25 per share. Includes 250,000 common shares which may be purchased through the exercise of a 10-year stock option granted on January 27, 2011 at an exercise price of $.90 per common share.

(9)

Includes 100,000 Series C-3 Preferred shares issued on February 20, 2016 convertible into common shares at the rate of $.25 per share. Includes 187,500 common shares which may be purchased through the exercise of a 10-year stock option granted on December 20, 2012 at an exercise price of $.70 per common share.

(10)

Includes 20,000 Series C-3 Preferred shares issued on February 20, 2016 convertible into common shares at the rate of $.25 per share. Includes 250,000 common shares which may be purchased through the exercise of a 10-year stock option granted on January 27, 2011 at an exercise price of $.90 per common share.

(11)

Includes 400,000 Series C-3 Preferred shares issued on February 20, 2016 convertible into common shares at the rate of $.25 per share. Includes 250,000 common shares which may be purchased through the exercise of a 10-year stock option granted on January 27, 2011 at an exercise price of $.90 per common share.

(12)

Includes 200,000 Series C-3 Preferred shares issued to Kathleen A. Browne, our Chief Financial and Accounting Officer, on February 20, 2016 convertible into common shares at the rate of $.25 per share.

(13)

Includes 15,212,500 Series C Preferred shares, 24,475,000 Series C-2 Preferred shares, and a warrant issued on September 23, 2011 for 1,521,250 common shares exercisable for 10 years at an exercise price equal to the greater of $.01 per share or 80% of the volume weighted average sale price per share of the Company’s common stock for the 10 consecutive trading days immediately prior to exercise. The address for Mr. Golisano is c/o Fishers Asset Management, 1 Fishers Road, Pittsford, New York 14534.

Preferred Stock

The following tables set forth certain information regarding the beneficial ownership of the Company’s Series C Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock by each person who is known by the Company to own of record or beneficially more than 5% of the outstanding shares of such stock.

Name	Number of Shares Beneficially Owned		Percent of Shares Outstanding (1)
B. Thomas Golisano	39,687,500	(2)	88.1%

(1)

The calculations in these columns are based upon 16,250,000 shares of Series C Preferred Stock, 25,000,000 shares of Series C-2 Preferred Stock and 4,478,000 shares of Series C-3 Preferred Stock outstanding on April 19, 2016, plus the number of shares of common stock subject to outstanding options, warrants and convertible stock held by the person with respect to whom the percentage is reported on such date.

(2)

Represents (i) 15,212,500 shares of Series C Preferred Stock; and (ii) 24,475,000 shares of Series C-2 Preferred Stock Series. The address for Mr. Golisano is c/o Fishers Asset Management, 1 Fishers Road, Pittsford, New York 14534.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, our executive officers and persons who own more than 10% of our common stock to file initial reports of ownership (Form 3) and reports of changes in ownership of our common stock (Forms 4 and 5) with the Securities and Exchange Commission. These persons are required by SEC regulations to furnish us with copies of all section 16(a) reports they file.

Based upon Company records and other information, we believe that for the year ended December 31, 2015 and for the period January 1, 2016 through April 21, 2016, all our directors and executive officers complied with all applicable filing requirements, except that Kathleen A. Browne’s initial statements of beneficial ownership on Form 3 was inadvertently filed late, but was filed on February 24, 2016, and a statement of change in beneficial ownership on Form 4 of Ms. Browne, reflecting the grant to her on September 1, 2015 of an option to purchase 25,000 of common stock at an exercise price of $0.28 per share, was inadvertently filed late but was filed on February 24, 2016.

Shareholder Proposals for 2017

Shareholders may present matters for consideration at our next annual meeting either by having the matter included in the Company's own Proxy Statement and listed on its Proxy Card or by conducting his or her own proxy solicitation.

To have your proposal included in our Proxy Statement and listed on our Proxy Card for the 2017 annual meeting, you must submit your proposal to the Company before December 20, 2016 in writing to Kathleen A. Browne, Chief Financial Officer Torvec, Inc., 1999 Mount Read Blvd., Building 3, Rochester, New York 14615. You may submit a proposal only if you have continuously owned at least $2,000 worth or 1% in market value of the Company's common or Class C Preferred shares for at least 1 year before you submit your proposal to the Company, and you must continue to hold this level of security ownership in our Company through the 2017 annual meeting of shareholders.

If you decide to conduct your own proxy solicitation, you must provide the Company with written notice of your intent to present your proposal at the 2017 annual meeting, and the written notice must be received by the Company before March 21, 2017. If you submit a proposal for the 2017 annual meeting after March 21, 2017, management may or may not in its sole discretion, present the proposal at the annual meeting, and the proxies for the 2017 annual meeting will confer discretion on management proxy holders to vote against your proposal.

Annual Report

The Annual Report (Form 10-K) for 2015, including the Company’s consolidated financial statements, is being distributed to you together with this proxy statement.

Multiple Shareholders Sharing the Same Address

If you and other residents at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement. This practice is known as “householding” and is designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate annual report or proxy statement, he or she may telephone Kathleen Browne, c/o Investor Relations at 585-254-1100 or write us at Torvec, Inc., c/o Investor Relations, 1999 Mt. Read Blvd., Bldg. 3, Rochester, New York 14615.

The notice of the annual meeting of shareholders, this proxy statement and accompanying proxy card has been authorized by order of the board of directors.

April , 2016	/s/ Richard A. Kaplan
Richard A. Kaplan

Exhibit A

Torvec, Inc., 2016 Stock Option Plan

Article 1.
Establishment; Purpose; Shareholder Approval;
Effective Date; and Duration

1.1 Establishment. Torvec, Inc., a New York corporation, hereby establishes the Torvec, Inc. 2016 Stock Option Plan (the “Plan”) as set forth in this document.

1.2 Purpose of the Plan. The purpose of this Plan is to attract, retain and motivate officers, employees, directors and consultants providing services to the Company, any of its Subsidiaries, or Affiliates and to promote the success of the Company’s business by providing the participants of the Plan with equity incentives in the form of stock options.

1.3 Approval of Plan by Shareholders. The Plan will be submitted for the approval of the Company’s shareholders at the Company’s Annual Meeting of Shareholders to be held June 19, 2016, but in any event not later than April 14, 2017. If the Plan is not approved by April 14, 2017, the Plan shall terminate and any Options granted pursuant to the Plan shall also be terminated concurrently therewith and shall thereafter be null and void.

1.4 Effective Date. Subject to the approval of the Plan by the Company’s shareholders in accordance with Section 1.3, the Plan shall be effective as of April 14, 2016 (the “Effective Date”).

1.5 Duration of the Plan. Unless sooner terminated as provided in Section 10.2, the Plan shall terminate on the earliest of (a) the tenth (10th) anniversary of the Effective Date; or (b) the date on which no Shares subject to the Plan remain available to be granted as Options under the Plan according to its provisions. After this Plan is terminated, no Options may be granted but Options previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2.
Definitions

Whenever capitalized in the Plan, the following terms shall have the meanings set forth below.

2.1 “Affiliate” means any entity that the Company, either directly or indirectly, is in common control with, is controlled by or controls, or any entity in which the Company has a substantial equity interest, direct or indirect; provided, however, to the extent that Options must cover “service recipient stock” in order to comply with Section 409A of the Code, “Affiliate” shall be limited to those entities which could qualify as an “eligible issuer” under Section 409A of the Code.

2.2 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change of Control” means, except to the extent the applicable Option Agreement provides otherwise or incorporates a different definition of “Change in Control”, the occurrence of one or more of the following events:

(a) A transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries, B. Thomas Golisano together with all of his Affiliates or any other “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires Beneficial Ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than a majority of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of 12 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or Section 2.4(c)) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “ Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing a majority or more of the combined voting power of the Successor Entity; provided however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as having Beneficially Ownership of a majority or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

In addition, if a Change in Control constitutes a payment event with respect to any Option which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) of this Section 2.4 with respect to such Option must also constitute a “change in control event,” as defined in Section 409A of the Code.

Notwithstanding the foregoing or any provision of any Option Agreement to the contrary, for any Option that provides for accelerated distribution on a Change of Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code), if the event that constitutes such Change of Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change of Control but instead shall vest as of the date of such Change of Control and shall be distributed on the scheduled distribution date specified in the applicable Option Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Option incurring interest or additional tax under Section 409A of the Code.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.5 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto. Reference to any section of the Code shall be deemed to include reference to applicable regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, regulations or guidance.

2.6 “Committee” means (a) the Board of Directors or (b) any committee or subcommittee designated by the Board to administer the Plan. Notwithstanding the foregoing, to the extent required for Options to be exempt from Section 16 of the Exchange Act pursuant to Rule 16b-3, the Committee shall consist of two or more Directors who are Non-Employee Directors, and to the extent required for Options to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code, the Committee shall consist of two or more Directors who are Outside Directors

2.7 “Company” means Torvec, Inc., a New York corporation, and any successor thereto.

2.8 “Consultant” means any natural person (other than an Employee or a Director, solely with respect to rendering Services in such person’s capacity as a Director) who either (a) is engaged by, and provides to, the Company or any Affiliate bona fide consulting or advisory services, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction for the benefit of the Company or its Affiliates, and do not directly or indirectly promote or maintain a market for the Company’s or its Affiliate’s securities or (b) otherwise meets the definition of a “consultant or advisor” within the meaning Form S-8 promulgated under the Securities Act.

2.9 “Covered Employee” means for any Plan Year, a Participant designated by the Company as a potential “covered employee” as such term is defined in Section 162(m)(4) of the Code and its accompanying Treasury Regulations.

2.19 “Director” means a member of the Board of Directors of the Company.

2.11 “Effective Date” means the date set forth in Section 1.5.

2.12 “Employee” means any individual performing services for or who has accepted a written offer of employment with the Company, an Affiliate or a Subsidiary and designated as an employee of the Company, the Affiliate or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company, Affiliate or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company, Affiliate or Subsidiary during such period.

2.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

2.14 “Fair Market Value” means, as of any date, the per Share value determined as follows in accordance with applicable provisions of Section 409A of the Code:

(a) At the Committee’s discretion, any of (i) the average of the high and low trading price on a specified date, (ii) the average of the high and low trading price for the preceding 30 days, (iii) the closing price, in each case, as reported on NASDAQ Global Select Market or any other recognized national exchange or any established over-the-counter trading system on which dealings take place, or, if no trades were made on any such day, the immediately preceding day on which trades were made or (iv) as otherwise reasonably determined by the Committee in good faith based on actual transactions in Shares; or

(b) In the absence of an established market for the Shares of the type described in (a) above, the per Share Fair Market Value thereof shall be determined by the Committee in good faith and in accordance with applicable provisions of Section 409A of the Code.

2.15 “Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option.

2.16 “Non-Employee Director” means a Director of the Company who either (a) is not an Employee or Officer, does not receive compensation (directly or indirectly) from the Company or an Affiliate in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K or (b) is otherwise considered a “non-employee director” for purposes of Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

2.17 “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.18 “Option” means any stock option representing the right to purchase Shares from the Company granted in accordance with Article 6 of the Plan.

2.19 “Option Agreement” means a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Option granted under this Plan and any amendments thereto that are made in accordance with the terms of the Plan.

2.20 “Option Price” means the purchase price per Share subject to an Option, as determined pursuant to Section 6.3 of the Plan.

2.21 “Outside Director” means a Director of the Company who either (a) is not a current employee of the Company or an “affiliated corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), has not been an officer of the Company or an “affiliated corporation” at any time and is not currently receiving (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code) direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (b) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code and the regulations promulgated thereunder.

2.22 “Participant” means any eligible person as set forth in Section 4.1 to whom an Option is granted.

2.23 “Performance-Based Compensation” means compensation under an Option that is intended to constitute “qualified performance-based compensation” paid to Covered Employees within the meaning of the regulations promulgated under Section 162(m) of Code or any successor provision. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Option that does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.24 “Performance Measures” means measures, as described in Section 7.2, upon which performance goals are based and that are approved by the Company’s shareholders pursuant to this Plan in order to qualify Options as Performance-Based Compensation.

2.25 “Performance Period” means the period of time established by the Committee at the time any Performance-Based Compensation is granted or at any time thereafter during which the performance goals specified by the Committee during which the performance goals must be met in order to determine the degree of vesting with respect to an Option.

2.26 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.27 “Plan” shall have the meaning set forth in Section 1.1.

2.28 “Plan Year” means the applicable fiscal year of the Company.

2.29 “Regulation S-K” means Regulation S-K promulgated under the Securities Act, as it may be amended from time to time, and successor to Regulation S-K. Reference in the Plan to any item of Regulation S-K shall be deemed to include any amendments or successor provisions to such item.

2.30 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time, and any successor to Rule 16b-3.

2.31 “Section” means a section of the Plan unless otherwise stated or the context otherwise requires.

2.32 “Securities Act” means the Securities Act of 1933, as amended, and any successor statute

2.33 “Service” means service as an Employee, Director or Consultant.

2.34 “Share” means a share of common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Article 9 hereof.

2.35 Subsidiary” means any corporation, partnership, limited liability company or other legal entity of which the Company, directly or indirectly, owns stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity interests (as determined in a manner consistent with Section 409A of the Code).

2.36 “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary or Affiliate.

Article 3.
Administration

3.1 Authority of the Committee.

(a) The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and Option Agreements and full authority to determine the Employees, Directors and Consultants to whom Options will be granted, and to determine the type and amount of Options to be granted to each such Employee Director or Consultant, the terms and conditions of Options and Option Agreements and all other determinations that are required or may be made by the Committee pursuant to this Plan and any Options. In each case, the determination of the Committee shall be conclusive and binding on Participants under the Plan.

(b) Without limiting the generality of the foregoing, the Committee may, in its sole discretion but subject to the limitations in Article 10, clarify, construe or resolve any ambiguity in any provision of the Plan or any Option Agreement, extend the term or period of exercisability of any Options, or waive any terms or conditions applicable to any Option. Options may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding Options previously granted by the Company or any of its Subsidiaries or Affiliates or a corporation acquired by the Company or with which the Company combines. The Committee shall have full and exclusive discretionary power to adopt rules, forms, instruments, and guidelines for administering the Plan as the Committee deems necessary or proper. All actions taken and all interpretations and determinations made by the Committee (or any other committee or sub-committee thereof), as applicable, shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2 Delegation. The Committee may delegate to one or more of its members or one or more executive officers of the Company such administrative duties or powers as it may deem advisable; provided , that the Committee shall not delegate to officers of the Company or any of its Subsidiaries or Affiliates the power to make grants of Awards to officers of the Company or any of its Subsidiaries or Affiliates; provided further that no delegation shall be permitted under the Plan that is prohibited by applicable law.

Article 4.
Eligibility and Participation

4.1 Eligibility. Participants will consist of such Employees, Directors and Consultants as the Committee in its sole discretion determines. A Participant may be granted more than one Option under the Plan, and Options may be granted at any time or times during the term of the Plan. The grant of an Option to a Participant shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Options under the Plan.

4.2 Type of Options.

(a) Options under the Plan may be either (i) Non-Qualified Stock Options, or (ii) Incentive Stock Options. Non-Qualified Stock Options may be granted to Employees, Officers, Directors, and Consultants. Incentive Stock Options may be granted only to Employees (including Officers and Directors who are also Employees), provided, that no person who qualifies as a Ten Percent Shareholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

(b) The Plan sets forth the types of performance goals and sets forth procedural requirements to permit the Company to design Options that qualify as Performance-Based Compensation, as described in Article 7 hereof. Subject to the provisions of Section 9.1 hereof, the maximum number of Shares that may be subject to Options granted to any one person under the Plan shall not exceed 1,000,000 Shares. The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including counting against such maximum number of Shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any Shares subject to Options that are canceled or re-priced.

Article 5.
Shares Subject to the Plan

5.1 General. Subject to adjustment as provided in Article 9 hereof, the maximum number of Shares available for issuance to Participants pursuant to Options under the Plan shall be 3,000,000 Shares. Of this number, the maximum number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 1,000,000 Shares, subject to Article 9 hereof and the provisions of Sections 422 or 424 of the Code and any successor provisions. The Shares available for issuance under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares, in each case as the Committee may determine from time to time in its sole discretion.

5.2 Additional Shares. Any Shares covered by an Option (or a portion of an Option) that is forfeited or canceled, or that expires shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan and shall again be available for Options under the Plan. Notwithstanding this provision, Shares issued by the Company upon the exercise of Options shall not be replenished and/or replaced for purposes of calculating the aggregate number of Shares reserved for issuance under the Plan. Further, “recycling” is not permitted with to common stock transferred as consideration for the purchase of Shares underlying an Option, common stock retained to satisfy tax withholding obligations or common stock repurchased by the Company in open market transactions.

5.3 Reservation of Shares. At all times during the term of the Plan, the Company shall reserve and keep available such number of Shares as will be required to satisfy the requirements of outstanding Options under the Plan.

5.4 Other. Nothing in this Article 5 shall impair the right of the Company to reduce the number of outstanding Shares pursuant to repurchases, redemptions, or otherwise; provided, however, that no reduction in the number of outstanding Shares shall (a) impair the validity of any outstanding Option, whether or not that Option is fully exercisable, or (b) impair the status of any Shares previously issued pursuant to an Option as duly authorized, validly issued, fully paid, and non-assessable. If the Committee authorizes the assumption under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, of Options granted under another plan, such assumption shall not reduce the maximum number of Shares available for issuance under this Plan.

Article 6.
Terms and Conditions of Options

The Committee is hereby authorized to grant Options to Participants. The Committee shall designate each Option either as an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall be Nonqualified Stock Options. None of the Committee, the Company, any of its Subsidiaries or Affiliates, or any of their employees and representatives shall be liable to any Participant or to any other Person if it is determined that an Option intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. With respect to each Option grant, the Committee shall determine the provisions, terms and conditions of each Option, including, but not limited to, the vesting schedule, the number of Shares subject to the Option, the Option Price, the period during which the Option may be exercised, repurchase provisions, forfeiture provisions, methods of payment, and all other terms and conditions of the Option, subject to the following:

6.1 Form of Option Grant. Each Option granted under the Plan shall be evidenced by a written Option Agreement in such form (which need not be the same for each Participant) as the Committee, or if applicable its designee, from time to time approves, but which is not inconsistent with the Plan, including any provisions that may be necessary to assure that any Option that is intended to be an Incentive Stock Option will comply with Section 422 of the Code. In the event of any conflict between the provisions of the Plan and any such Option Agreement, the provisions of the Plan shall prevail

6.2 Date of Grant. The date of grant of an Option will be the date on which the Committee approves the Option. The Option Agreement evidencing the Option will be delivered to the Participant with a copy of the Plan and other relevant Option documents, within a reasonable time after the date of grant.

6.3 Option Price. The Option Price shall be not less than 100% of the Fair Market Value of the Shares on the date of grant of the Option, provided that the Committee may set an Option Price at less than said amount if such Option would be permitted under the exemptions provided pursuant to Section 409A of the Code, including the short term deferral rules set forth therein. In the case of any Incentive Stock Option granted to a Ten Percent Shareholder, the Option Price shall not be less than one-hundred-ten percent (110%) of the Fair Market Value of a Share on the date of grant. Once set, the Option Price is not subject to repricing, either directly (lowering the exercise price of an outstanding Option) or indirectly (canceling an outstanding Option and granting a replacement Option with a lower exercise price).

6.4 Time of Exercise. Options granted under this Article 6 shall be exercisable based on the terms and conditions as the Committee shall in each instance approve, which terms and conditions need not be the same for each grant or for each Participant.

6.5 Method of Exercise. Except as otherwise provided in the Plan or in an Option Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Article 6, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) of the following sentence (including the applicable tax withholding pursuant to Section 11.3 of the Plan). The aggregate Option Price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by cashier’s check), (ii) to the extent permitted by the Committee, in Shares previously owned by the Participant having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares (as described in (ii) above) or (iv) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of the Plan, including but not limited to, payment in accordance with a “cashless” exercise feature.

6.6 Option Period. Options shall be exercisable within the time or times or upon the event or events determined by the Committee and set forth in the Option Agreement; provided, however, that no Option shall be exercisable later than the expiration of ten (10) years from the date of grant of the Option, and provided further, that no Incentive Stock Option granted to a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years from the date of grant of the Option.

6.7 Transferability of Options. Options granted under the Plan, and any interest therein, shall not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant; provided, that the Participant may, however, designate persons who or which may exercise his Options following his death.

6.7 Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to Employees of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) at the date of grant. The aggregate Fair Market Value (generally determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the Company and of any “parent corporation” or “subsidiary corporation” shall not exceed one hundred thousand dollars ($100,000), or the Option shall be treated as a Nonqualified Stock Option. For purposes of the preceding sentence, Incentive Stock Options will be taken into account generally in the order in which they are granted. An Option Agreement relating to an Incentive Stock Option may provide that such Stock Option may be exercised not later than three (3) months following termination of employment of the Participant with the Company and all Affiliates or not later than one year following a permanent total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee in its sole discretion to comply with the requirements of Section 422 of the Code. Each provision of the Plan and each Option Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Option Agreement thereof that cannot be so construed shall be disregarded.

6.8 Performance Goals. The Committee may condition the grant of Options or the vesting of Options upon the Participant’s achievement of one or more performance goal(s) (including the Participant’s provision of Services for a designated time period), as specified in the Option Agreement. If the Participant fails to achieve the specified performance goal(s), the Committee shall not grant the Option to such Participant or the Option shall not vest, as applicable.

Article 7.
Performance-Based Compensation

7.1 Grant of Performance-Based Compensation. To the extent permitted by Section 162(m) of the Code, the Committee is authorized to design any Option so that the amounts or Shares payable or distributed pursuant to such Option are treated as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and related regulations.

7.2 Performance Measures.

(a) The vesting of Performance-Based Compensation shall be based on the achievement of objective performance goals based on any of the following Performance Measures, either alone or in any combination, on either a consolidated or business unit or divisional level, as the Committee may determine: (i) sales or revenue; (ii) earnings per share; (iii) measurable achievement in quality, operation and compliance initiatives; (iv) objectively determinable measure of non-financial operating and management performance objectives; (v) net earnings (either before or after interest, taxes, depreciation and amortization); (vi) economic value-added (as determined by the Committee); (vii) net income (either before or after taxes); (viii) operating earnings; (ix) cash flow (including, but not limited to, operating cash flow and free cash flow); (x) cash flow return on capital; (xi) return on net assets; (xii) return on shareholders’ equity; (xiii) return on assets; (xiv) return on capital; (xv) shareholder returns, dividends and/or other distributions; (xvi) return on sales; (xvii) gross or net profit margin; (xviii) productivity; (xix) expenses; (xx) margins; (xxi) operating efficiency; (xxii) customer satisfaction; (xxiii) working capital; (xxiv) debt; (xxv) debt reduction; (xxvi) price per share of stock; (xxvii) market share; (xxviii) completion of acquisitions; (xxix) business expansion; (xxx) product diversification; (xxxi) new or expanded market penetration; (xxxii) book value; and (xxxiii) the Per Fair Market Value on any day in the future. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: (A) extraordinary, unusual or non-recurring items; (B) effects of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (C) effects of currency fluctuations; (D) effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (E) expenses for restructuring, productivity initiatives or new business initiatives; (F) impairment of tangible or intangible assets; (G) litigation or claim judgments or settlements; (H) non-operating items; (I) acquisition expenses; (J) discontinued operations; and (K) effects of assets sales or divestitures. Any such business criterion or combination of such criteria may apply to the Covered Employee’s Option in whole or to any designed portion thereof, as the Committee may specify.

(b) Any Performance Measure may be (i) used to measure the performance of the Company and/or any of its Subsidiaries or Affiliates as a whole, any business unit thereof or any combination thereof against any goal including past performance or (ii) compared to the performance of a group of comparable companies, or a published or special index, in each case that the Committee, in its sole discretion, deems appropriate. Subject to Section 162(m) of the Code, the Committee may adjust the performance goals (including to prorate goals and payments for a partial Plan Year) in the event of the following occurrences: (A) non-recurring events, including divestitures, spin-offs, or changes in accounting standards or policies; (B) mergers and acquisitions; and (C) financing transactions, including selling accounts receivable.

7.3 Establishment of Performance Goals for Covered Employees. The exercisability of a Covered Employee’s Option’s shall be determined based on the attainment of written performance goals established by the Committee. The Committee shall identify the Performance Measures to be used to measure the performance goals in terms of an objective formula or standard and the formula for determining the portion of the Option that is exercisable if such performance goals are obtained. The Committee shall establish the performance goals (a) while the outcome for the Performance Period is substantially uncertain and (b) no later than ninety (90) days after the commencement of the Performance Period to which the Performance Goal relates (or, if the Performance Period is less than one (1) year, no later than the number of days which is equal to twenty-five percent (25%) of such Performance Period). The Performance Goals need not be the same for all Covered Employees and the Committee shall identify the Participants or class of Participants to which such performance goals apply.

7.4 Adjustment of Performance-Based Compensation. Options that are designed to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Options downward, either on a formula or discretionary basis or any combination, as the Committee determines.

7.5 Certification of Performance. No Option designed to qualify as Performance-Based Compensation shall be vested with respect to any Participant until the Committee certifies in writing that the performance goals and any other material terms applicable to such Performance Period have been satisfied.

7.6 Interpretation. Each provision of the Plan and each Option Agreement relating to Performance-Based Compensation shall be construed so that each such Option shall be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and related regulations, and any provisions of the Option Agreement thereof that cannot be so construed shall be disregarded.

Article 8.
Compliance with Section 409A of the Code

8.1 General. The Company intends that any Options be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest, or penalties as a result of the Options. Notwithstanding the Company’s intention, in the event any Option is subject to Section 409A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Options, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any Option from the application of Section 409A, (ii) preserve the intended tax treatment of any such Option, or (iii) comply with the requirements of Section 409A, including without limitation any such regulations guidance, compliance programs and other interpretative authority that may be issued after the date of grant of an Option.

8.2 Separation from Service. A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan or any Option Agreement providing for the exercise of Options that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Plan or any Option Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

Article 9.
Adjustments

9.1 Certain Adjustments Due to Corporate Events. In the event of any corporate event or transaction involving the Company, a Subsidiary and/or an Affiliate (including, but not limited to, a change in the Shares or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, extraordinary stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure (other than regular cash or stock dividends to shareholders of the Company), or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Participants’ rights under their Options and the Plan, shall, subject to compliance with Section 409A of the Code, substitute or adjust, in its sole discretion, the number and kind of Shares or other property that may be issued under the Plan or under Options, the number and kind of Shares or other property subject to outstanding Options, or the Option Price of outstanding Options, and the Committee, in its sole discretion, shall determine the methodology or manner of making such substitution or adjustment.

9.3 Adjustments in Authorized Shares. In the event of any corporate event or transaction involving the Company, a Subsidiary and/or an Affiliate (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, extraordinary stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, extraordinary cash dividend, amalgamation, or other like change in capital structure (other than regular cash or stock dividends to shareholders of the Company), or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall, subject to compliance with Section 409A of the Code, substitute or adjust, in its sole discretion, the number and kind of Shares or other property that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares or other property subject to outstanding Awards, the Option Price, grant price or purchase price applicable to outstanding Awards, the Annual Award Limits, and/or other value determinations applicable to the Plan or outstanding Awards; provided , however , that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

9.2 Change of Control Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws or by the applicable rules and regulations of any governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Option Agreement, the Committee shall make one or more of the following adjustments to the terms and conditions of outstanding Options: (a) continuation or assumption of such outstanding Options under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of Options with substantially the same terms for such outstanding Options; (c) accelerated vesting of outstanding Options to the extent unvested immediately prior to the occurrence of such event; (d) upon written notice, provide that any outstanding Options must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event, or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Options shall terminate to the extent not so exercised within the relevant period; and (e) cancellation of all or any portion of outstanding Options for fair value (as determined in the sole discretion of the Committee and which may be zero) which, in the case of Options if the Committee so determines, may equal the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Options (or, if no such consideration is paid, Fair Market Value of the Shares subject to such outstanding Options or portion thereof being canceled) over the aggregate Option Price, as applicable, with respect to such Options or portion thereof being canceled (which may be zero).

Article 10.
Amendment, Modification, Suspension and Termination

10.1 Amendment, Modification, Suspension and Termination of Plan. Subject to Section 10.2, the Committee may amend, alter, suspend, discontinue, or terminate (for purposes of this Section 10.1, an “Action”) the Plan or any portion thereof or any Option (or Option Agreement) thereunder at any time; provided that no such Action shall be made, other than as permitted under Article 9 or this Article 10:

10.2 Required Approvals

(a) Notwithstanding the foregoing, the Committee may not take any Action without approval of the Company’s shareholders by a vote of the majority of Shares cast at a duly held meeting of shareholders (or if permitted by a written consent of the holders of a majority of the outstanding Shares):

(i) if such approval is necessary to comply with any tax, statutory or regulatory requirement applicable to the Plan,

(ii) if such Action increases the number of Shares available under the Plan (other than an increase permitted under Article 5 absent shareholder approval),

(iii) if such Action results in a material increase in benefits permitted under the Plan (but excluding increases that are immaterial or that are minor and to benefit the administration of the Plan, to take account of any changes in applicable law, or to obtain or maintain favorable tax, exchange, or regulatory treatment for the Company, a Subsidiary, and/or an Affiliate) or a change in eligibility requirements under the Plan, or

(iv) for any Action that results in a reduction of the Option Price of any outstanding Options or cancellation of any outstanding Options in exchange for cash, or for other Options with an Option Price that is less than the Option Price of the original Options, and

(b) Notwithstanding the foregoing, the Committee may not take any Action without the written approval of the affected Participant, if such Action would materially diminish the rights of any Participant under any Option theretofore granted to such Participant under the Plan; provided, further, that the Committee may amend the Plan, or any Option Agreement without such consent of the Participant in such manner as it deems necessary to comply with applicable laws, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act.

10.2 Conditional Options. Notwithstanding the above, the Committee may issue conditional Options subject to approval of the shareholders of the Company in the manner and to the extent required by applicable law.

Article 11.
General Provisions

11.1 Forfeiture Events.

(a) The Committee may specify in an Option Agreement that the Participant’s rights, payments and benefits with respect to an Option shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting of an Option. Such events may include, but shall not be limited to, termination of employment for cause (as defined in the Option Agreement) termination of the Participant’s provision of services to the Company, Affiliate or Subsidiary, violation of material Company, Affiliate or Subsidiary policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, any Affiliate or Subsidiary.

(b) If any of the Company’s financial statements are required to be restated resulting from errors, omissions, or fraud, the Committee may (in its sole discretion, but acting in good faith), but shall not be obligated to, direct that the Company recover all or a portion of any Option granted with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered from the Participant shall be the amount by which the Option exceeded the amount that would have been payable to the Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire Award) that the Committee shall determine. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law (including but not limited to amounts that are required to be recovered or forfeited under Section 304 of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated or to be promulgated thereunder, or policies the Company may adopt pursuant thereto). The Committee shall determine whether the Company shall effect any such recovery: (i) by seeking repayment from the Participant, (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company, an Affiliate or any Subsidiary, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices or (iv) by any combination of the foregoing.

11.2 No Right to Service. The granting of an Option under the Plan shall impose no obligation on the Company, any Subsidiary or any Affiliate to continue the Service of a Participant and shall not lessen or affect any right that the Company, any Subsidiary or any Affiliate may have to terminate the Service of such Participant. No Participant or other Person shall have any claim to be granted any Option, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Options. The terms and conditions of Options and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.3 Tax Withholding. The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Option or otherwise, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to required withholding, Participants may elect (subject to the Company’s automatic withholding right set out above), subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

11.4 No Guarantees Regarding Tax Treatment. Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Options issued under the Plan. The Committee and the Company make no guarantees to any Person regarding the tax treatment of Options or payments made under the Plan. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Option under Section 409A of the Code or otherwise and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

11.5 Conditions and Restrictions on Shares. The Committee may impose such other conditions or restrictions on any Shares received in connection with an Option as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received for a specified period of time or a requirement that a Participant represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares.

11.6 Compliance with Law. The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies, or any stock exchanges on which the Shares are admitted to trading or listed, as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national, state or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

The restrictions contained in this Section 11.6 shall be in addition to any conditions or restrictions that the Committee may impose pursuant to Section 11.5. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company, its Subsidiaries and Affiliates, and all of their employees and representatives of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

11.7 No Shareholder Rights. A Participant shall have none of the rights of a shareholder with respect to Shares covered by any Option until the Participant becomes the record holder of such Shares.

11.8 Severability. If any provision of the Plan or any Option is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, Person, or Option, and the remainder of the Plan and any such Option shall remain in full force and effect.

11.9 No Constraint on Corporate Action. Nothing in the Plan shall be construed to (a) limit, impair, or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (b) limit the right or power of the Company to take any action which such entity deems to be necessary or appropriate.

11.10 Successors. All obligations of the Company under the Plan with respect to Options granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

11.11 New York Law. The Plan and each Option Agreement shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Option Agreement, recipients of an Option under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts located in Monroe County, New York to resolve any and all issues that may arise out of or relate to this Plan or any related Option Agreement.

11.12 Delivery of Electronic Documents. To the extent permitted by applicable law, the Company may (a) deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Option issued hereunder (including without limitation, prospectuses required by the Securities & Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (b) permit Participant’s to electronically execute applicable Plan documents (including, but not limited to, Option Agreements) in a manner prescribed to the Committee.

11.13 Indemnification.

(a) Subject to requirements of New York law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability or expense is a result of his/her own willful misconduct or except as expressly provided by statute.

(b) The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless

11.14 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

Torvec, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Torvec, Inc. hereby appoints and constitutes Richard A. Kaplan and Keith E. Gleasman, and either of them, the proxy or proxies of the undersigned with full power of substitution and revocation, for and in the name of the undersigned to attend the Annual Meeting of Shareholders of the Company to be held at the Casa Larga Vineyards, 2287 Turk Hill Road, Fairport, New York 14450, on Thursday, June 16, 2016, at 7:00 P. M., local time, and any and all adjournments of said meeting, and to vote all shares of stock of Torvec, Inc., registered in the name of the undersigned at the close of business on April 19, 2016 ("the Record Date") and entitled to vote at said meeting upon the matters set forth on the reverse side.

This Proxy will be voted as specified. If no specification is made, this Proxy will be voted IN FAVOR OF PROPOSALS 1, 2, 3, 4 AND 5.

(Continued, and to be marked, dated and signed, on the other side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held June 16, 2016. This proxy statement and our 2015 Annual Report to Shareholders are available at http://www.viewproxy.com/torvec/2016

Please mark your votes like this ☒

1. Proposal to elect to the Company's Board of Directors 10 persons nominated by the Board of Directors:

FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED TO THE CONTRARY BELOW)	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW
☐	☐

NOMINEES: 01 Thomas F. Bonadio, 02 William W. Destler, 03 Asher J. Flaum, 04 Keith E. Gleasman, 05 John W. Heinricy, 06 Richard A. Kaplan, 07 Thomas J. Labus, 08 Charles N. Mills, 09 E. Philip Saunders and 10 Gary A. Siconolfi

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through his name on the list above.

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

☐ FOR ☐ AGAINST ☐ ABSTAIN

3. To authorize the 2016 Stock Option Plan.

☐ FOR ☐ AGAINST ☐ ABSTAIN

4. For an Advisory Resolution on Executive Compensation;

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

I plan on attending the meeting ☐

_______________________ Signature

_______________________ Signature

_______________________, 2016 Date

Joint owners should each sign. Executors, trustees, guardians, corporate officers, and other representatives should give title.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

As a stockholder of Torvec, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 15, 2016.

CONTROL NUMBER

→ ☐

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.cesvote.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.